QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

MathStar, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

MathStar, Inc.
19075 N.W. Tanasbourne Drive, Suite 200
Hillsboro, Oregon 97124
(503) 726-5500

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On May 22, 2008

To the Stockholders of MathStar, Inc.:

        Notice is hereby given that the Annual Meeting of stockholders of MathStar, Inc., a Delaware corporation, will be held on Thursday, May 22, 2008, at 3:30 p.m. local time, at the Minneapolis Marriott Southwest, 5801 Opus Parkway, Minnetonka, Minnesota 55343. The purposes of the Annual Meeting will be:

  1.
  To elect members of the MathStar board of directors to serve for the following year and until their successors are duly elected and qualified;

  2.
  To consider and vote on an amendment to the MathStar, Inc. 2004 Amended and Restated Long-Term Incentive Plan;

  3.
  To approve an amendment to MathStar's Certificate of Incorporation to accomplish a one-for-five reverse stock split of MathStar's common stock;

  4.
  To ratify the appointment by the Audit Committee of MathStar's board of directors of PricewaterhouseCoopers LLP as MathStar's independent registered public accounting firm for the year ending December 31, 2008; and

  5.
  To transact such other business as may properly come before the Annual Meeting or at any and all postponements or adjournments of the Annual Meeting.

        Only stockholders of record at the close of business on April 4, 2008 and their proxies will be entitled to vote at the Annual Meeting and any adjournment or postponement of the Annual Meeting. A form of proxy and a proxy statement containing more detailed information about the matters to be considered at the Annual Meeting accompany this notice. We urge you to give this material your careful attention.

        If there is an insufficient number of votes for a quorum or to approve or ratify any of the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned or postponed to allow further solicitation of proxies by MathStar.

        All stockholders are invited to attend the Annual Meeting in person. Whether or not you plan to attend the Annual Meeting in person, please date and sign the enclosed proxy and return it in the postage-prepaid envelope enclosed for that purpose. You may attend the Annual Meeting in person even though you have sent in your proxy. The proxy is not necessary for admission to the Annual Meeting.

By Order of the Board of Directors:
/s/ JOHN M. JENNINGS Corporate Secretary

Hillsboro, Oregon
April 21, 2008

Your vote is important.
To vote your shares, please complete, sign, date
and mail the enclosed proxy card
promptly in the enclosed return envelope.

MathStar, Inc.
19075 N.W. Tanasbourne Drive, Suite 200
Hillsboro, Oregon 97124
(503) 726-5500

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
To Be Held On May 22, 2008

        This document is being furnished to the stockholders of MathStar, Inc., a Delaware corporation, as part of the solicitation of proxies by the MathStar board of directors for use at the Annual Meeting of Stockholders to be held on Thursday, May 22, 2008 at 3:30 p.m. local time, at the Minneapolis Marriott Southwest, 5801 Opus Parkway, Minnetonka, Minnesota 55343. This proxy statement and the enclosed form of proxy were first mailed to stockholders of record beginning on or about April 21, 2008.

INFORMATION CONCERNING SOLICITATION AND VOTING OF PROXY

Purposes of the Annual Meeting

        The purposes of the Annual Meeting are:

  1.
  To elect members of the MathStar board of directors to serve for the following year and until their successors are duly elected and qualified;

  2.
  To consider and vote on an amendment to the MathStar, Inc. 2004 Amended and Restated Long-Term Incentive Plan;

  3.
  To consider and vote on an amendment to MathStar's Certificate of Incorporation to accomplish a one-for-five reverse stock split of MathStar's common stock;

  4.
  To ratify the appointment by the Audit Committee of MathStar's board of directors of PricewaterhouseCoopers LLP as MathStar's independent registered public accounting firm for the year ending December 31, 2008; and

  5.
  To transact such other business as may properly come before the Annual Meeting or at any and all postponements or adjournments of the Annual Meeting.

Solicitation

        MathStar will pay the cost of soliciting proxies for the Annual Meeting. In addition to soliciting proxies by mail, we may solicit proxies personally or by telephone, facsimile or other means of communication by our directors, officers and employees. These persons will not specifically be compensated for these activities, but they may be reimbursed for reasonable out-of-pocket expenses in connection with this solicitation. We will also arrange with brokerage firms and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of shares held of record by these persons. We will reimburse these brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection with this solicitation.

Record Date and Shares Outstanding

        The board of directors has fixed the close of business on April 4, 2008 as the record date to determine the stockholders entitled to receive notice of and to vote at the Annual Meeting. Each holder of common stock on the record date is entitled to one vote per share held on all matters properly presented at the Annual Meeting. As of the close of business on April 4, 2008, there were 45,906,890 shares of common stock outstanding and entitled to vote. Ballots will be passed out during the Annual Meeting to anyone who wants to vote in person at the Annual Meeting. If you hold your shares in street name, you must request a legal proxy from your broker or nominee to vote in person at the Annual Meeting.

        All share numbers in this proxy statement do not take into account the effect of the proposed reverse stock split unless otherwise expressly indicated.

Quorum

        A quorum, consisting of a majority of the outstanding shares of our common stock entitled to vote at the Annual Meeting, must be present in person or by proxy before any action can be taken by the stockholders at the Annual Meeting. Abstentions and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum. A broker non-vote occurs when a bank, broker or other holder of record holding shares for a beneficial owner does not vote on a particular proposal because that holder does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

        The stockholders present at the Annual Meeting may continue to transact business until adjournment, even though enough stockholders have left the meeting to leave less than a quorum or the refusal of any stockholder present in person or by proxy to vote or participate in the Annual Meeting. If the Annual Meeting is adjourned for any reason, the approval of the proposals may be considered and voted upon by stockholders at the subsequent reconvened meeting. All proxies will be voted in the same manner as they would have been voted at the original Annual Meeting except for any proxies that have been properly withdrawn or revoked.

Voting of Proxies

        Each proxy returned to us will be voted according to the instructions on the proxy. If no instructions are indicated, the shares will be voted (i) for the election of the nominees for the board of directors named in this Proxy Statement; (ii) for the approval of the amendment to the MathStar, Inc. 2004 Amended and Restated Long-Term Incentive Plan; (iii) for the approval of an amendment to MathStar's Certificate of Incorporation to accomplish a one-for-five reverse stock split of MathStar's common stock; and (iv) for the ratification of the appointment by the Audit Committee of MathStar's board of directors of PricewaterhouseCoopers LLP as MathStar's independent registered public accounting firm for the year ending December 31, 2008. Although the board of directors knows of no other matters to be presented at the Annual Meeting or any adjournment or postponement of the Annual Meeting, all proxies returned to MathStar will be voted on any such matter according to the judgment of the proxy holders.

        Instead of submitting a signed proxy card, stockholders may submit their proxies by telephone or through the Internet using the control number and instructions on the proxy card. Telephone and Internet proxies must be used in compliance with, and will be subject to, the information and terms contained on the proxy card. These procedures may not be available to stockholders who hold their shares through a broker, nominee, fiduciary or other custodian.

Vote Required

        A plurality of the votes cast is required for the election of directors. This means that the director nominee with the most votes for a particular slot is elected for that slot. Only votes "for" or "withheld" affect the outcome. Abstentions are not counted for purposes of the election of directors.

        The affirmative vote of a majority of the shares of common stock of MathStar represented at the Annual Meeting, either in person or by proxy, assuming a quorum is present, is required to approve the amendment to the MathStar, Inc. 2004 Amended and Restated Long-Term Incentive Plan and the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm. The affirmative vote of a majority of the shares outstanding on the record date is required to approve the amendment to MathStar's Certificate of Incorporation to accomplish a one-for-five reverse stock split of MathStar's common stock. Abstentions and, if applicable, broker non-votes, are not counted as votes "for" or "against" these proposals.

Revocability of Proxies

        Any person giving a proxy for the Annual Meeting has the power to revoke it at any time before it is voted by:

  •
  sending a written notice of revocation dated after the date of the proxy to our Corporate Secretary, John M. Jennings, in care of MathStar, Inc. at 19075 N.W. Tanasbourne Drive, Suite 200, Hillsboro, Oregon 97124;

  •
  submitting a properly signed proxy with a later date to our Corporate Secretary;

  •
  voting by telephone or via the Internet after your prior telephone or Internet vote; or

  •
  attending the Annual Meeting and voting in person.

        If a broker, bank or other nominee holds your shares, you must contact it in order to find out how to revoke your proxy.

        Attendance at the Annual Meeting will not, in and of itself, constitute a revocation of a proxy.

Other Business

        Although the notice of Annual Meeting provides for transaction of such other business as may properly come before the Annual Meeting, our board of directors currently has no knowledge of any matters to be presented at the Annual Meeting other than those referred to in this proxy statement and on the enclosed form of proxy. The enclosed proxy gives discretionary authority to the proxy holders to vote in accordance with the recommendation of management if any other matters are presented.

FINANCIAL INFORMATION

        MathStar's 2007 Annual Report to Stockholders including, but not limited to, the balance sheets as of December 31, 2006 and 2007 and the related statements of operations, stockholders' equity and other comprehensive income, and cash flows for each of the three years in the period ended December 31, 2007 accompanies these materials. A copy of the 2007 Annual Report to Stockholders may be obtained without charge upon request to MathStar's Corporate Secretary, Mr. John M. Jennings. In addition, we will provide without charge to any MathStar stockholder, upon the stockholder's written request, a copy of our Annual Report on Form 10-K for the year ended December 31, 2007 filed with the Securities and Exchange Commission. Requests should be directed to Mr. John M. Jennings, MathStar, Inc., 19075 N.W. Tanasbourne Drive, Suite 200, Hillsboro, Oregon 97124.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

        MathStar's business and affairs are managed under the direction of its board of directors. All of our directors are elected at each Annual Meeting to serve until their successors are duly elected and qualified or until their earlier death, resignation or removal. If any of the nominees for director at the Annual Meeting becomes unavailable for election for any reason (none being presently known), the proxy holders named in the proxy will have discretionary authority to vote, pursuant to the proxy, for a suitable substitute or substitutes selected in accordance with the best judgment of the proxy holders.

        The affirmative vote of a plurality of the shares of common stock of MathStar represented at the Annual Meeting either in person or by proxy, assuming a quorum is present, is required for the election of directors.

The board of directors recommends that the stockholders vote for the slate of nominees named in the table below.

        The board, upon the recommendation of the Nominating and Governance Committee, has nominated the persons named in the table below for election as directors (all information is as of March 1, 2008):

Name	Positions	Age	Director Since
Douglas M. Pihl	Chairman and Chief Executive Officer	68	April 1997
Benno G. Sand	Director, Chairman of the Audit Committee, member of the Compensation Committee	53	August 2001
Merrill A. McPeak	Director, Chairman of the Compensation Committee, member of the Audit Committee and Governance and Nominating Committee	72	October 2005
Morris Goodwin, Jr.	Director, Chairman of the Governance and Nominating Committee, member of the Audit Committee	56	October 2005
Michael O. Maerz	Director, member of the Governance and Nominating Committee and Compensation Committee	63	December 2006

        Each of these nominees is presently serving on our board of directors and has served continuously as a member of our board since the month and year indicated. The board of directors has determined that each of Benno G. Sand, Merrill A. McPeak, Morris Goodwin, Jr. and Michael O. Maerz qualifies as an independent director under the Marketplace Rules of The NASDAQ Stock Market, Inc. ("NASDAQ"). Accordingly, the board is composed of a majority of independent directors as required by NASDAQ's Marketplace Rules.

        Biographical information about our board members follows:

        Douglas M. Pihl has been Chairman and Chief Executive Officer of MathStar since he founded it in 1997 and was appointed Chief Financial Officer effective on March 31, 2008. He was President of MathStar from 1997 until February 2008. He has been a director of Vital Images, Inc. (NASDAQ: VTAL) since May 1997 and Chairman of the Board of Vital Images since December 1997. Vital Images is a leading provider of enterprise-wide advanced visualization and analysis solutions for use by medical professionals in clinical analysis and therapy planning for medical conditions. In 1996, Mr. Pihl co-founded RocketCHiPS, Inc., a developer of high-speed silicon CMOS integrated circuits and related intellectual property aimed at the high-speed wired and wireless communications markets. He served as RocketCHiPS' Chairman and Chief Financial Officer until the company was sold to Xilinx, Inc. (NASDAQ: XLNX) in November 2000. Mr. Pihl also is a board member of Plain Sight Systems, Inc., a privately-held data extraction solutions provider. Since January 1997, Mr. Pihl has been a director of Astrocom Corporation, a privately-held provider of redundant Internet access solutions. Astrocom was a publicly-held company that voluntarily filed for bankruptcy protection in July 2004 under Chapter 11 of the United States Bankruptcy Code. Astrocom emerged from bankruptcy protection in September 2004, and it became a non-reporting privately-held company in November 2004.

        Benno G. Sand has been a director of MathStar since August 2001. He is Executive Vice President, Business Development, Investor Relations and Secretary at FSI International, Inc. (NASDAQ: FSII), a global supplier of wafer-cleaning and resist-processing equipment and technology, and he has served in such positions since January 2000 and in various other capacities, including Chief Financial Officer from 1990 through 1997, since joining FSI International in 1982. Mr. Sand also serves on the board of M.FSI, an FSI International and Mitsui joint venture in Japan. He also serves on the boards of ten other international subsidiaries of FSI International. Throughout his career, Mr. Sand has served as a director of various public and private companies and several community organizations.

        General Merrill A. McPeak has been a director of MathStar since October 26, 2005, which was the effective date of MathStar's initial public offering. He is President of McPeak and Associates, a management consulting firm he founded in 1995. General McPeak was Chief of Staff of the Air Force from November 1990 to October 1994, when he retired from active military service. Before its merger into another public company, General McPeak was for several years Chairman of ECC International Corp., a Florida-based simulation and training company. He has served as a director of several other public companies, including Tektronix, Inc. and Trans World Airlines, Inc. (TWA). Currently, General McPeak is Chairman of the Board of Ethicspoint, Inc., a company providing confidential corporate governance compliance and "whistleblower" reporting services. He is a director of Del Global Technologies Corp. (OTC: DGTC.PK), GigaBeam Corporation (NASDAQ: GGBM), and Quintessence Photonics Corp. (OTC BB: QPCI.OB). He also serves on the boards of several other privately-held companies.

        Morris Goodwin, Jr. has been a director of MathStar since October 26, 2005, which was the effective date of MathStar's initial public offering. Since December 2005, Mr. Goodwin has been the President and Chief Operating Officer of a privately-owned investment banking firm located in Minneapolis, Minnesota. From December 2000 to December 2005, Mr. Goodwin was the Chief Financial Officer and Executive Vice President of Vivius, Inc., a healthcare services technology company. From August 1997 to September 2000, he served as the Senior Vice President and Treasurer at Deluxe Corporation (DLX:NYSE) and previously served as treasurer of American Express Financial Advisors and as a Vice President of Morgan Stanley. He currently serves on the boards of the Minneapolis Foundation, Twin Cities RISE! and the Metropolitan Economic Development Association, all of which are non-profit organizations, and he is a trustee of the Episcopal Diocese of Minnesota. Mr. Goodwin is a FINRA registered representative and a registered principal. He is a graduate of Williams College and the Stanford University Graduate School of Business.

        Michael O. Maerz has been a director of MathStar since December 2006. Since January 2003, Mr. Maerz has served on the boards of directors of Mercy Corps, a leading international relief and development agency, and EasyOne AG, a software startup company focused on small business sales force and resource planning automation. From October 1998 until December 2002, he was Chairman and Chief Executive Officer of etrieve, Inc., a market-leading voice and text mobile email/personal information manager (PIM) company, of which he was a co-founder. etrieve, Inc. was sold to Orange Personal Communications Services Limited in December 2002. Mr. Maerz was President and Chief

Executive Officer of The Palace Inc., which offered online customer support, sales and training to the business market, from June 1996 until April 1998. The Palace Inc. was sold to Electric Communities in April 1998. From January 1990 until June 1996, he was a Vice President and General Manager at Intel Corporation in Hillsboro, Oregon, where he planned and managed Intel's 1991 entry into the personal computer networking business.

        There are no family relationships among our executive officers and directors.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

        During 2007, our board of directors met eight times and acted six times by written action. During 2007, all directors attended all of the meetings of the board of directors. Directors' committee attendance is discussed below.

        The standing committees of our board of directors are the Audit Committee, the Compensation Committee, and the Governance and Nominating Committee.

Executive Sessions; Attendance at Annual Meeting of Stockholders

        The board has adopted a policy of meeting in executive session, with only independent directors being present, on a regular basis and at least twice per year. During 2007, our board of directors did not meet in executive session. However, during 2007, the members of the Audit Committee met in executive session three times and the members of the Compensation Committee met in executive session one time.

        It is the policy of the board that each member of the board should attend MathStar's annual meeting of stockholders whenever practical and that at least one member of the board must attend each annual meeting. At the annual meeting held on May 17, 2007, Douglas M. Pihl attended the meeting.

Audit Committee

        The Audit Committee's responsibilities and authorities include assisting the board in the oversight of accounting and reporting processes and audits of the financial statements of MathStar, the independence and qualifications of MathStar's independent registered public accounting firm, and MathStar's compliance with legal and regulatory requirements. The Audit Committee also oversees MathStar's Policy and Procedures Regarding Related Person Transactions.

        Throughout 2007, the Audit Committee consisted of Benno G. Sand (chairman), Merrill A. McPeak and Morris Goodwin, Jr. MathStar's board of directors has determined that all members of the Audit Committee are independent under NASDAQ's Marketplace Rules and the applicable rules under the Securities Exchange Act of 1934. The board also has determined that Benno G. Sand is qualified as an "audit committee financial expert," as that term is defined in Item 401(h)(2) of Regulation S-K of the Securities and Exchange Commission. During 2007, the Audit Committee met five times and acted once by written action. All Audit Committee members attended all of its meetings in 2007.

        The board adopted the Audit Committee Charter on August 31, 2005 and amended it on November 6, 2006. A copy of the Audit Committee Charter is available on our website, free of charge, at www.MathStar.com. References to our website are not intended to and do not incorporate information found on the website into this proxy statement. You may also obtain a copy of the charter, free of charge, by writing to us at MathStar, Inc., Attention: Corporate Secretary, 19075 N.W. Tanasbourne Drive, Suite 200, Hillsboro, Oregon 97124.

Compensation Committee

        The Compensation Committee determines compensation for our executive officers, administers our incentive and compensation plans, including our 2004 Amended and Restated Long-Term Incentive Plan, and addresses general compensation issues for us.

        During 2007, the board's Compensation Committee consisted of Merrill A. McPeak (chairman), Benno G. Sand and Michael O. Maerz. The board of directors has determined that all members of the 2007 and current Compensation Committee are independent within the meaning of NASDAQ's Marketplace Rules. During 2007, the Compensation Committee met six times and acted twice by written action. All Compensation Committee members attended five of its meetings in 2007, and one meeting was attended by two members.

        The board adopted the Compensation Committee Charter on August 31, 2005. A copy of the Compensation Committee Charter is available on our website, free of charge, at www.MathStar.com. You may also obtain a copy of the charter, free of charge, by writing to us at MathStar, Inc., Attention: Corporate Secretary, 19075 N.W. Tanasbourne Drive, Suite 200, Hillsboro, Oregon 97124.

Governance and Nominating Committee

        The Governance and Nominating Committee assists the board in complying with and overseeing MathStar's Code of Business Conduct and Ethics (the "Conduct Code"); reviews and resolves any conflicts of interest situations between MathStar and its director, executive officer or employee; considers and, if necessary or appropriate, grants waivers of the Conduct Code; reviews and considers developments in corporate governance practices; identifies and recommends individuals to the board for nomination as members of the board and its committees; and develops and oversees the process for nominating board members.

        During 2007, the Governance and Nominating Committee consisted of Morris Goodwin, Jr. (chairman), Merrill A. McPeak and Michael O. Maerz. The board of directors has determined that all members of the 2007 and current Governance and Nominating Committee are independent within the meaning of NASDAQ's Marketplace Rules. During 2007, the Governance and Nominating Committee met four times. All Governance and Nominating Committee members attended three of its meetings in 2007, and one meeting was attended by two members.

        The board adopted the Governance and Nominating Committee Charter on August 31, 2005, and the Governance and Nominating Committee amended it on February 5, 2007. A copy of the Governance and Nominating Committee Charter is available on our website, free of charge, at www.MathStar.com. You may also obtain a copy of the charter, free of charge, by writing to us at MathStar, Inc., Attention: Corporate Secretary, 19075 N.W. Tanasbourne Drive, Suite 200, Hillsboro, Oregon 97124.

CODE OF BUSINESS CONDUCT AND ETHICS

        Our Conduct Code applies to all of our directors, officers and employees, including our principal executive officer and our principal financial and accounting officer. The Governance and Nominating Committee of the board is responsible for overseeing the Conduct Code. In accordance with NASDAQ's Marketplace Rules, any waivers of the Conduct Code for directors and executive officers must be approved by MathStar's board of directors. The Conduct Code is available, free of charge, on our website at www.MathStar.com. We will also post any waivers or our Conduct Code for our directors or executive officers on our website. No waivers were considered or granted in 2007. You may also obtain a copy of our Conduct Code, free of charge, by writing to us at MathStar, Inc., Attention: Corporate Secretary, 19075 N.W. Tanasbourne Drive, Suite 200, Hillsboro, Oregon 97124.

QUALIFICATIONS OF CANDIDATES FOR ELECTION TO THE BOARD

        The Governance and Nominating Committee (the "Governance Committee") identifies and recommends candidates believed by it to be qualified to stand for election as directors of MathStar or to fill any vacancies on the board. In identifying director candidates, the Governance Committee may retain third party search firms.

        In order to evaluate and identify director candidates, the Governance Committee considers the suitability of each director candidate, including the current members of the board, in light of the current size, composition and current perceived needs of the board. The Governance Committee seeks highly qualified and experienced director candidates and considers many factors in evaluating such candidates, including issues of character, judgment, independence, background, age, expertise, diversity of experience, length of service and other commitments. The Governance Committee does not assign any particular weight or priority to any of these factors. The board's Governance Committee has established the following minimum requirements for director candidates: being able to read and understand fundamental financial statements; having at least 10 years of relevant business experience; having no identified conflicts of interest as a director of MathStar; having not been convicted in a criminal proceeding other than traffic violations during the five years before the date of selection; and being willing to comply with the MathStar Conduct Code. The Governance Committee retains the right to modify these minimum qualifications from time to time. Exceptional candidates who do not meet all of these criteria may still be considered.

        The Governance Committee may review director candidates by reviewing information provided to it, through discussions with persons familiar with the candidate, or other actions that the Governance Committee deems proper. After such review and consideration, the Governance Committee designates any candidates who are to be interviewed and by whom they are to be interviewed. After interviews, the Governance Committee recommends for board approval any new directors to be nominated.

STOCKHOLDER RECOMMENDATIONS FOR DIRECTORS

        Stockholders who have owned at least 10,000 shares of our common stock for at least a 12-month period may make recommendations to the Governance Committee for potential board members as follows:

  •
  The recommendation must be made in writing to MathStar, Inc., Attention: Corporate Secretary, 19075 N.W. Tanasbourne Drive, Suite 200, Hillsboro, Oregon 97124, and it must be received by MathStar at least 120 days before the next annual meeting of stockholders.

  •
  The recommendation must include the director candidate's name; home and business contact information; detailed biographical data and qualifications (including at least five years of employment history); whether the candidate can read and understand financial statements; information regarding any relationships between the candidate and MathStar within the last three years; and evidence of the recommending person's ownership of MathStar common stock.

  •
  The recommendation must contain a statement from the recommending stockholder in support of the candidate; a list of the candidate's professional references; and a description of the candidate's qualifications, particularly those that pertain to board membership, including qualifications related to character, judgment, diversity, age, independence, expertise, corporate experience, length of service and other commitments.

  •
  The recommendation must include other information sufficient to enable the Governance Committee to evaluate the minimum qualifications stated above under the section of this proxy statement entitled "Qualifications of Candidates for Election to the Board."

  •
  It must also include a statement from the director candidate indicating that he or she consents to serve on the board and could be considered "independent" under NASDAQ's Marketplace Rules and the applicable rules and requirements of the Securities and Exchange Commission ("SEC") in effect at that time.

        If a director candidate is eligible to serve on the board of directors, and if the recommendation is proper, the Governance Committee then will deliberate and make its recommendation to the board regarding the board candidate.

        The Governance Committee will not change the manner in which it evaluates candidates, including the applicable minimum criteria set forth above, based on whether the candidate was recommended by a stockholder.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

        Our stockholders may contact our board of directors, or any Committee of our board, by electronic mail at bod@MathStar.com or by regular mail at MathStar, Inc., Attention: Corporate Secretary, 19075 N.W. Tanasbourne Drive, Suite 200, Hillsboro, Oregon 97124. All communications will be reviewed by management and then forwarded to the appropriate director or directors or to the full board, as appropriate.

DIRECTOR COMPENSATION

        The following table sets forth certain information regarding the compensation paid by MathStar to its directors for the year ended December 31, 2007:

DIRECTOR COMPENSATION TABLE

Name(1)	Fees Earned or Paid in Cash	Option Awards(2)(3)	Total Compensation
Benno G. Sand	$19,500	$11,403	$30,903
Merrill A. McPeak	$21,500	$11,403	$32,903
Morris Goodwin, Jr.	$18,500	$11,403	$29,903
Michael O. Maerz	$17,000	$23,099	$40,099

    (1)
    As an employee of MathStar, Douglas M. Pihl received no fees, options, awards or other compensation from MathStar during 2007 for serving as a director.

    (2)
    The amounts shown for option awards reflect the dollar amounts recognized by MathStar for financial statement reporting purposes for the year ended December 31, 2007 in accordance with Statement of Financial Accounting Standards ("SFAS") No. 123(R), excluding the amount of forfeitures. Refer to "Note 2—Significant Accounting Policies—Stock-Based Compensation" in our Annual Report on Form 10-K for the year ended December 31, 2007 for discussion of the assumptions used in calculating fair value under SFAS No. 123(R). This portion of the Annual Report on Form 10-K is included in our 2007 Annual Report to Stockholders that accompanies this proxy statement. On October 26, 2007, each of Mr. Sand, Mr. McPeak and Mr. Goodwin was automatically granted a ten-year option under the MathStar, Inc. 2004 Amended and Restated Long-Term Incentive Plan ("2004 Incentive Plan") to purchase 5,000 shares at an exercise price of $1.07 per share with a grant date fair value of $2,940. These options vest as to all of the shares on October 25, 2008, but only if the director is then a director of MathStar. On December 13, 2007, Mr. Maerz was automatically granted a ten-year option under the

      2004 Incentive Plan to purchase 5,000 shares at an exercise price of $0.72 per share with a grant date fair value of $1,956. Mr. Maerz's options vest as to all of the shares on December 12, 2008, but only if Mr. Maerz is then a director of MathStar. All of the options have an exercise price equal to the closing price of the common stock on the grant date of the option as quoted on The NASDAQ Global Market.

    (3)
    As of December 31, 2007, Mr. Sand had outstanding options to purchase 68,334 shares, which were vested as to 55,001 shares and not vested as to 13,333 shares; Mr. McPeak had outstanding options to purchase 35,000 shares, which were vested as to 21,667 shares and not vested as to 13,333 shares; Mr. Goodwin had outstanding options to purchase 35,000 shares, which were vested as to 21,667 shares and not vested as to 13,333 shares; and Mr. Maerz had outstanding options to purchase 40,000 shares, which were vested as to 13,333 shares and not vested as to 26,667 shares.

Director Fees

        Our non-employee directors receive a cash retainer of $1,500 per quarter plus a meeting fee of $750 per board meeting. The chairperson of the Audit Committee receives $1,000 per meeting of the Audit Committee, and the other members of the Audit Committee receive $750 per meeting of the Audit Committee. The chairpersons of the Compensation Committee and the Governance Committee receive $750 per Committee meeting, and the other members of such Committees receive $500 per committee meeting.

Director Options

        Under the 2004 Incentive Plan, non-employee directors automatically receive an option to purchase 25,000 shares of MathStar's common stock when they are initially elected or appointed to our board, which vests as to one-third of the shares subject to the option on the first, second and third anniversary dates of the date of grant so long as they are directors of MathStar. Non-employee directors also automatically receive an option to purchase 5,000 shares upon each anniversary date of the initial grant to them so long as they are then MathStar directors, which vests as to all of the shares subject to the option on the first anniversary date of the date of grant of the option if they are then directors of MathStar. The exercise price of these options is equal to the closing price of our common stock on the grant date of the option, and all options expire 10 years after the date of grant. Under the automatic grant provisions of the 2004 Incentive Plan, on October 26, 2007, Messrs. Sand, McPeak and Goodwin each received an option to purchase 5,000 shares at an exercise price of $1.07 per share and, on December 13, 2007, Mr. Maerz received an option to purchase 5,000 shares at an exercise price of $0.72 per share.

PROPOSAL 2
APPROVAL OF AN AMENDMENT TO MATHSTAR, INC. 2004 AMENDED AND RESTATED
LONG-TERM INCENTIVE PLAN

        The 2004 Incentive Plan was adopted by the board of directors on October 8, 2004 and amended by the board on May 10, 2005. The 2004 Incentive Plan, as so amended, was approved by our stockholders on June 10, 2005. On March 23, 2006, the board approved amendments to the 2004 Incentive Plan, and our stockholders approved these amendments at the annual meeting of stockholders held on May 18, 2006. In addition, on February 5, 2007, the board approved amendments to the 2004 Incentive Plan, and our stockholders approved these amendments at the annual meeting of stockholders held on May 17, 2007.

        On February 11, 2008, the board of directors approved an amendment to the 2004 Incentive Plan increasing the number of shares of our common stock subject to the 2004 Incentive Plan from 3,000,000 shares to 6,000,000 shares, which is subject to our stockholders' approval at the Annual Meeting.

        The affirmative vote of a majority of the shares of common stock of MathStar represented at the Annual Meeting, either in person or by proxy, assuming a quorum is present, is required to approve the proposed amendment to the 2004 Incentive Plan.

The board of directors recommends that the stockholders vote for approval of the proposed amendment to the 2004 Incentive Plan.

General Description of the 2004 Incentive Plan

        The following is a summary of the terms of the 2004 Incentive Plan, and it is qualified by reference to the 2004 Incentive Plan.

        The 2004 Incentive Plan currently provides that the total number of shares of MathStar's common stock that may be subject to options, restricted stock awards and other equity awards granted under the 2004 Incentive Plan shall not exceed 3,000,000 shares. The board has approved an increase in the number of shares to 6,000,000 shares, subject to stockholder approval. As of March 1, 2008, options to purchase 2,239,501 shares of MathStar common stock were outstanding under the 2004 Incentive Plan.

        The purpose of the 2004 Incentive Plan is to aid MathStar in recruiting and retaining employees, directors, independent contractors and other service providers to MathStar and to motivate such employees, directors, independent contractors and other service providers to exert their best efforts on behalf of MathStar by providing incentives through the grant of incentive stock options ("ISOs") qualified as such under Section 422 of the Internal Revenue Code of 1986 (the "Code") and nonqualified stock options ("NQOs" and, together with ISOs, "Options"), awards of restricted stock, stock appreciation rights, other stock-based awards, cash-based awards or any combination of such awards (collectively, the "Awards"). Management believes that MathStar benefits from the stock ownership opportunities and other benefits provided to participants under the 2004 Incentive Plan to encourage alignment of their interest in MathStar's success with that of other stakeholders.

Administration

        The 2004 Incentive Plan is administered by the Compensation Committee of MathStar's board of directors, which has the exclusive power to make Awards and to determine when and to whom Awards will be granted under the 2004 Incentive Plan, other than the NQOs automatically granted to non-employee directors under the 2004 Incentive Plan. In addition, the Compensation Committee determines the form, amount and other terms and conditions of each Award, subject to the provisions of the 2004 Incentive Plan. The determinations made by the Compensation Committee under the 2004 Incentive Plan are not required to be made on a uniform basis and are final, binding and conclusive.

Participants

        A participant in the 2004 Incentive Plan means an employee of MathStar or an "affiliate" (as the term "affiliate" is defined in the 2004 Incentive Plan) who is selected by the Compensation Committee to participate in the 2004 Incentive Plan; a director of MathStar who receives Options or Awards under the 2004 Incentive Plan; or any consultant, agent, advisor or independent contractor who is selected by the Compensation Committee to participate in the 2004 Incentive Plan and who renders bona fide services to MathStar or its affiliate. However, only employees of MathStar are eligible for selection to receive Options qualified as ISOs under Section 422 of the Code.

Termination Date

        The 2004 Incentive Plan will terminate on the earlier of the date on which it is terminated by MathStar's board of directors or October 7, 2014. However, the termination of the 2004 Incentive Plan will not affect any Awards then outstanding under the 2004 Incentive Plan. The board of directors may amend, alter or discontinue the 2004 Incentive Plan. However, no amendment, alteration or discontinuation may be made by the board without the consent of a participant in the 2004 Incentive Plan if such action would diminish any of the rights of the participant under any Award held by the participant.

Shares Subject to 2004 Incentive Plan

        The 2004 Incentive Plan currently provides that the total number of shares of MathStar's common stock that may be issued under the 2004 Incentive Plan is 3,000,000 shares, subject to adjustments as provided in the 2004 Incentive Plan. The board is proposing that the number of shares subject to the 2004 Incentive Plan be increased to 6,000,000 shares. The shares to be issued under the 2004 Incentive Plan are currently authorized but unissued shares of MathStar's common stock. The number of shares of MathStar's common stock available under the 2004 Incentive Plan and under other equity Awards granted under the 2004 Incentive Plan, the exercise price of any Option and the exercise price of any stock appreciation right granted under the 2004 Incentive Plan will be appropriately adjusted upon any stock dividend, stock split, reverse stock split, reclassification, combination, exchange of shares or other similar recapitalizations of MathStar.

Options

        The Compensation Committee has authorized a subcommittee (the "Subcommittee") consisting of Douglas M. Pihl and Daniel J. Sweeney to grant options under the 2004 Incentive Plan to new employees in accordance with limitations and guidelines established by the Compensation Committee. Upon the grant of an Option under the 2004 Incentive Plan, other than the automatic grant of Options to MathStar's non-employee directors described below, the Compensation Committee or the Subcommittee fixes a number of shares of MathStar's common stock that the optionee may purchase upon exercise of the Option and the price at which the shares may be purchased. With regard to ISOs, the exercise price cannot be less than the "fair market value" of the common stock at the time the ISO is granted or 110% of such fair market value in certain cases. In addition, the aggregate fair market value of common stock (determined at the time an ISO is granted) subject to ISOs granted to an employee under all of MathStar's option plans that become exercisable for the first time by such employee during any calendar year may not exceed $100,000. The exercise price of NQOs may be less than, equal to or greater than fair market value. Each Option granted under the 2004 Incentive Plan will be exercisable by the optionee only during the term fixed by the Compensation Committee or the Subcommittee, with such term ending not later than 10 years after the date of grant. Payment for shares upon exercise of any Option granted under the 2004 Incentive Plan may be made in cash, in shares of Company's common stock that have been owned for more than six months having an aggregate fair market value on the date of exercise which is not less than the exercise price of the shares of common stock being purchased, partly in cash and partly in such shares, or by the delivery of irrevocable instructions to a broker to sell shares of common stock obtained upon the exercise of an NQO and to deliver to MathStar an amount out of the proceeds of such sale equal to the aggregate exercise price of the shares being purchased.

        Automatic Grants of NQOs to Non-Employee Directors.    The 2004 Incentive Plan provides non-employee directors of MathStar (each an "Eligible Director") with automatic grants of NQOs. Each Eligible Director is automatically granted NQOs to purchase 25,000 shares on the date of his or her initial election or appointment to the board of directors (in each case, an "Initial Grant"), which will vest as to one-third of the shares subject to the option on the first, second and third anniversary dates of the date of grant so long as he or she then is a director of MathStar. Each Eligible Director will also automatically receive an option to purchase 5,000 shares upon each anniversary date of the initial grant to them so long as they are then MathStar directors, which vests as to all of the shares subject to the option on the first anniversary date of the date of grant if they are then directors of MathStar. All options automatically granted under the 2004 Incentive Plan expire 10 years after the date of grant.

        The exercise price per share for each NQO automatically granted under the 2004 Incentive Plan to Eligible Directors is not less than the fair market value of a share of MathStar's common stock on the date such NQO is granted. Payment for shares upon exercise of any NQOs automatically granted to Eligible Directors under the 2004 Incentive Plan may be made in cash, in shares of MathStar's common stock that have been owned for more than six months having an aggregate fair market value on the date of exercise which is not less than the exercise price of the shares of common stock being purchased, partly in cash and partly in such shares, or by the delivery of irrevocable instructions to a broker to sell shares of common stock obtained upon the exercise of an NQO and to deliver to MathStar an amount out of the proceeds of such sale equal to the aggregate exercise price of the shares being purchased.

        In addition to such automatic NQO grants, the 2004 Incentive Plan also permits the Compensation Committee to make discretionary grants of stock options to any and all directors, including Eligible Directors, as described below.

        Discretionary Option Grants of NQOs to Non-Employee Directors.    Upon the discretionary grant of NQOs to MathStar's non-employee directors under the 2004 Incentive Plan, the Compensation Committee will fix the number of shares of MathStar's common stock that the optionee may purchase upon exercise of the option and the exercise price at which the shares may be purchased. The exercise price of such NQOs cannot be less than the fair market value of the common stock at the time the option is granted.

        Each NQO will be exercisable by the optionee only during the term fixed by the Compensation Committee, with such term ending not later than 10 years after the date of grant. Payment for shares upon exercise of any NQOs granted to Eligible Directors under the 2004 Incentive Plan may be made in cash, in shares of Company's common stock that have been owned for more than six months having an aggregate fair market value on the date of exercise which is not less than the exercise price of the shares of common stock being purchased, partly in cash and partly in such shares, or by the delivery of irrevocable instructions to a broker to sell shares of common stock obtained upon the exercise of an NQO and to deliver to MathStar an amount out of the proceeds of such sale equal to the aggregate exercise price of the shares being purchased.

Stock Appreciation Rights

        The Compensation Committee may grant stock appreciation rights ("SARs") under the 2004 Incentive Plan independent of an Option or in connection with an Option. Upon the grant of a SAR under the 2004 Incentive Plan, the Compensation Committee will fix its exercise price, which cannot be less than the fair market value of MathStar's common stock and, in the case if a SAR granted in conjunction with an Option, not less than the exercise price of the related Option. Each SAR granted independent of an Option will entitle a participant upon exercise to an amount equal to the excess of the fair market value of the common stock on the date of exercise less the exercise price per share, times the number of shares of common stock covered by the SAR. As determined by the Compensation Committee at the time of grant, payment of such amount upon exercise of a SAR will be made in shares of common stock or in cash, or partly in shares and partly in cash.

Restricted Stock Awards

        Restricted stock awards granted under the 2004 Incentive Plan will entitle the holder to receive shares of MathStar's common stock, which are subject to forfeiture to MathStar and transfer restrictions if certain conditions are not met as determined by the Compensation Committee at the time of grant. When a restricted stock award is granted, the Compensation Committee may establish a period during which the holder cannot sell or otherwise transfer the shares subject to the award. During such period, the holder of the restricted stock award otherwise has the rights of a stockholder of MathStar with respect to the shares subject to the award, including the right to vote the shares and to receive any dividends and other distributions. The Compensation Committee may determine the period of time during which a participant receiving a restricted stock award must remain a continuous employee of MathStar in order for the forfeiture and transfer restrictions to lapse. In addition, the Compensation Committee may provide that such restrictions lapse in installments with respect to specified portions of the shares of stock covered by the restricted stock award. The Compensation Committee also may impose performance or other conditions that will subject the shares subject to the award to forfeiture and transfer restrictions. The Compensation Committee may, at any time, waive all or any part of any restrictions applicable to restricted stock awards.

Other Awards

        Other Stock-Based Awards.    Under the 2004 Incentive Plan, the Compensation Committee has the power to grant awards of shares of MathStar's common stock and awards that are valued in whole or in part by reference to, or otherwise based on, shares of common stock or their fair market value. The 2004 Incentive Plan provides that such other stock-based awards will be in such form, and will depend on such conditions, as the Compensation Committee determines including, without limitation, the right to receive, or vest with respect to, one or more shares of common stock (or the equivalent cash value of such shares) upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives. Subject to the provisions of the 2004 Incentive Plan, the Compensation Committee will determine the number of shares of common stock to be awarded to a participant under other stock-based awards, whether such awards shall be settled in cash, shares of common stock or combination of cash and such shares, and other terms and conditions of such awards.

        Other Cash-Based Awards.    Subject to the terms of the 2004 Incentive Plan, the Compensation Committee may grant other incentives denominated and payable in cash under the 2004 Incentive Plan as it determines to be in the best interests of MathStar and subject to such other terms and conditions as it deems appropriate.

        Performance-Based Awards.    Under the 2004 Incentive Plan, the Compensation Committee may grant performance-based Options, awards of restricted stock or other awards, which will be based on the attainment of written performance goals approved by the Compensation Committee for a performance period established by the Committee. The performance goals must be objective and must be based upon the criteria set forth in the 2004 Incentive Plan. Under the 2004 Incentive Plan, the Compensation Committee must determine whether, with respect to a performance period, the applicable performance goals have been met with respect to a given participant and must certify and ascertain the amount of the applicable performance-based award. The amount of a performance-based award actually paid to a participant under the 2004 Incentive Plan may be less than the amount determined by the applicable performance goal formula, at the discretion of the Compensation Committee. The amount of the performance-based award will be paid to the participant at such time as determined by the Compensation Committee after the end of the covered performance period.

Non-Transferability of Awards

        Awards granted under the 2004 Incentive Plan are non-transferable other than by will or by the applicable laws of descent and distribution. In addition, a participant may designate a beneficiary to succeed to the participant's Awards under the 2004 Incentive Plan if allowed by the agreement evidencing the Award, in which case the Award may be exercised by the personal representative for the participant's estate or by any other person who acquired the right to exercise such Award by reason of the participant's death. During a participant's lifetime, all Awards granted under the 2004 Incentive Plan may be exercised only by the participant.

New Plan Benefits

        Future awards under the 2004 Incentive Plan to the Company's executive officers and employees are discretionary. Therefore, at this time the benefits that may be received by our executive officers and other employees if our shareholders approve the proposed amendment to the 2004 Incentive Plan cannot be determined. In addition, because the value of stock options automatically issuable to our non-employee directors under the 2004 Incentive Plan will depend on the fair market value of our common stock at future dates, it is not possible to determine exactly the benefits that might be received by our non-employee directors under the 2004 Incentive Plan. In addition, no Options or other stock-based Awards have been granted under the 2004 Incentive Plan that are contingent upon the stockholders' approval of the proposed increase in the number of shares subject to the 2004 Incentive Plan. For information regarding option grants to our executive officers and directors under the 2004 Incentive Plan during the year ended December 31, 2007, see "Director Compensation" and "Executive Compensation—Grants of Plan-Based Awards."

Federal Income Tax Consequences

        The following description is a general summary of the current federal income tax provisions relating to the grant and exercise of ISOs and NQOs under the 2004 Incentive Plan, the grant of other awards under the 2004 Incentive Plan, and the sale of shares of common stock acquired through exercise of Options or under a SAR, restricted stock award or other stock-based award. The provisions summarized below are subject to changes in federal income tax laws and regulations, and the effects of such provisions relate only to individuals who are not dealers in securities or corporations or some other entity for federal income tax purposes. The tax consequences will not be the same for all taxpayers and may vary with individual circumstances. The following discussion necessarily condenses or eliminates many details that might adversely affect some taxpayers significantly.

        Incentive Stock Options.    Options granted under the 2004 Incentive Plan may be "incentive stock options" under Section 422 of the Code. The recipient of an ISO will not realize taxable income, and MathStar will not receive an income tax deduction, upon the grant or the exercise of an ISO. Generally, if an optionee exercises an ISO at any time prior to three months after termination of the optionee's employment and does not sell the shares acquired upon exercise of an ISO within the later of either (i) two years after the grant of the ISO or (ii) one year after the date of exercise of the ISO, the gain upon a subsequent sale of the shares will be taxed as long-term capital gain. If the optionee does not satisfy these holding requirements and the optionee sells or disposes of the shares acquired upon exercise of an ISO, then the overall gain or loss on such sale or disposition is divided into compensation and capital elements. The overall gain or loss is an amount equal to the difference between the sale price of the shares and the exercise price. With respect to the compensation element, the optionee must recognize as ordinary compensation income upon such sale or disposition an amount equal to the difference between (a) the lower of (i) the fair market value of the shares at the date of the ISO exercise or (ii) the sale price of the shares, and (b) the exercise price. MathStar would be entitled to a corresponding income tax deduction equal to the amount recognized as ordinary income by the optionee. However, the optionee will not be subject to withholding on the compensation element. With respect to the capital element, the optionee must recognize as capital gain or loss the difference between the overall gain (or loss) and the compensation element. If the shares have been held for more than 12 months, then any such gain or loss will be long-term capital gain or loss.

        Upon the exercise of an ISO, the excess of the stock's fair market value on the date of exercise over the exercise price will be included in the optionee's alternative minimum taxable income ("AMTI") and may result in the imposition of alternative minimum tax on such AMTI. Liability for the alternative minimum tax is complex and depends upon an individual's overall tax situation.

        Non-Qualified Stock Options.    Options granted under the Plan may be NQOs governed by Section 83 of the Code. Generally, upon the grant of an NQO, neither MathStar nor the optionee will experience any tax consequences, unless the NQO has a readily ascertainable value. Upon exercise of an NQO granted under the 2004 Incentive Plan, or upon the exercise of an Option initially intended to be an ISO that does not qualify for the tax treatment described above, the optionee will realize ordinary income in an amount equal to the excess of the fair market value of the shares of common stock received over the exercise price paid by the optionee with respect to such shares. The amount recognized as ordinary income by the optionee will increase the optionee's basis in the stock acquired upon the exercise of the NQO. Optionees who are employees will be subject to withholding with respect to income recognized upon exercise of an NQO. MathStar will be allowed a federal income tax deduction for the amount recognized as ordinary income by the optionee upon the optionee's exercise of the NQO. Upon a subsequent sale of the stock, the optionee will recognize short-term or long-term capital gain or loss depending upon the holding period for the stock and upon the stock's subsequent appreciation or depreciation in value.

        Stock Appreciation Rights.    The grant of a stock appreciation right under the 2004 Incentive Plan will not result in income for the participant or in a tax deduction for MathStar. Upon the settlement of such a right, the participant will recognize ordinary income equal to the aggregate value of the payment received, and MathStar generally will be entitled to a tax deduction in the same amount.

        Restricted Stock Awards.    Restricted stock awards are governed by Section 83 of the Code. Generally, a participant recognizes no taxable income when he or she receives a restricted stock award under the 2004 Incentive Plan. However, the participant generally will recognize ordinary income when the restrictions on such shares lapse in an amount equal to the excess of (a) the fair market value of such shares at the time the restrictions lapse, over (b) the price, if any, paid for such shares. However, if the participant makes an election with respect to such shares under Section 83(b) of the Code not later than 30 days after the date shares are transferred to the participant pursuant to the award, the participant will recognize ordinary income at the time of the restricted stock award in an amount equal to the excess of (x) the fair market value of the shares covered by the award (determined without regard to any restriction other than a restriction which by its terms will never lapse) at the time of such award over (y) the price, if any, paid for such shares. If, after the lapse of restrictions on his or her shares, the participant sells such shares, the difference, if any, between the amount realized from such sale and the tax basis of such shares to the holder will be taxed as long-term or short-term capital gain or loss, depending on the participant's holding period for such shares and upon the shares' subsequent appreciation or depreciation in value.

        Other Awards.    In general, participants will recognize ordinary income upon the receipt of shares or cash with respect to other stock-based and cash-based awards granted under the 2004 Incentive Plan, and MathStar will become entitled to a deduction at such time equal to the amount of income recognized by the participant.

  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table contains certain information regarding the beneficial ownership as of March 1, 2008 of our common stock by (i) each person who is known by MathStar to own beneficially more than 5% of the outstanding shares of our common stock; (ii) each director and nominee for director of MathStar; (iii) each executive officer of MathStar named in the Summary Compensation Table set forth under the section of this proxy entitled "Executive Compensation;" and (iv) all current executive officers and directors as a group. This information is based on information received from or on behalf of the named individuals. Unless otherwise indicated, the address of each stockholder listed in the following table is c/o MathStar, Inc., 19075 N.W. Tanasbourne Drive, Suite 200, Hillsboro, Oregon 97124.

Name of Beneficial Owner	Number of Shares Beneficially Owned(1)		Percent of Shares Outstanding(2)
Douglas M. Pihl	1,687,101	(3)	3.7%
Benno G. Sand	68,335	(4)	*
Merrill A. McPeak	35,667	(5)	*
Morris Goodwin, Jr.	21,667	(6)	*
Michael O. Maerz	13,333	(7)	*
Daniel J. Sweeney	213,335	(8)	*
James W. Cruckshank	166,250	(9)	*
Timothy A. Teckman	68,750	(10)	*
Sean P. Riley	75,000	(11)	*
All current executive officers and directors as a group (9 persons)(12)	2,349,438	(13)	5.1%

*
Less than one percent

(1)
Each person has sole voting and sole dispositive power with respect to all outstanding shares, except as noted.

(2)
Based on 45,906,890 shares outstanding as of March 1, 2008. Such number does not include 6,570,837 shares of common stock issuable upon exercise of stock options and warrants outstanding as of March 1, 2008. Each figure showing the percentage of outstanding shares owned beneficially has been calculated by treating as outstanding and owned the shares which could be purchased by the indicated person(s) on March 1, 2008 or within 60 days of March 1, 2008 upon the exercise of stock options and warrants.

(3)
Consists of 1,352,501 shares owned by only Mr. Pihl and 334,600 shares jointly owned by Mr. Pihl and his wife. Does not include 128,168 shares and warrants to purchase 111,132 shares owned by Mr. Pihl's wife, of which Mr. Pihl disclaims beneficial ownership. Mr. Pihl also disclaims beneficial ownership of 8,001 shares owned by irrevocable trusts for which Mr. Pihl was the grantor and another individual is the trustee. Ms. Pihl disclaims beneficial ownership of the shares held only in Mr. Pihl's name.

(4)
Consists of 13,334 outstanding shares and options to purchase 55,001 shares.

(5)
Consists of 14,000 outstanding shares and options to purchase 21,667 shares.

(6)
Consists of options to purchase 21,667 shares.

(7)
Consists of options to purchase 13,333 shares.

(8)
Consists of 75,834 outstanding shares and options to purchase 137,501 shares.

(9)
Consists of 93,750 outstanding shares and options to purchase 72,500 shares. Mr. Cruckshank resigned from MathStar effective as of March 31, 2008, and all of his options will be forfeited if not exercised on or before April 30, 2008.

(10)
Consists of options to purchase 68,750 shares. Mr. Teckman resigned from MathStar effective as of April 11, 2008, and all of his options will be forfeited if not exercised on or before May 11, 2008.

(11)
Consists of options to purchase 75,000 shares.

(12)
Consists of Messrs. Pihl, Sand, McPeak, Goodwin, Maerz, Sweeney, Cruckshank, Teckman and Riley.

(13)
Consists of 1,884,019 outstanding shares and options to purchase a total of 465,419 shares.

EXECUTIVE OFFICERS

        The following table identifies our current executive officers, the positions they hold, and the month and year in which they began serving as an executive officer. Our executive officers have been appointed by our board of directors to hold office until their successors are elected and qualified or their earlier death, resignation or removal.

Name	Age(1)	Current Position(s) with MathStar	Executive Officer Since
Douglas M. Pihl	68	Chairman of the Board, Chief Executive Officer and Chief Financial Officer	April 1997
Daniel J. Sweeney	49	Chief Operating Officer and President	March 2005
James W. Cruckshank	53	Former Vice President of Administration and Chief Financial Officer (until March 31, 2008)	June 2005
Timothy A. Teckman	49	Former Vice President of Engineering (until April 11, 2008)	April 2005
Sean P. Riley	39	Vice President of Marketing	April 2005
Russell E. Corvese	45	Vice President of Sales	October 2007

(1)
As of March 1, 2008.

        Douglas M. Pihl.    For biographical information for Douglas M. Pihl, see "Election of Directors" above.

        Daniel J. Sweeney has been Chief Operating Officer of MathStar since March 2005 and President since February 2008. From June 1982 until June 2004, he was employed by Intel Corporation (NASDAQ: INTC), most recently as Marketing Manager of the WiMax Division from October 2003 to June 2004, General Manager of the Optical Platform Division from March 2001 to September 2003, and General Manager of the Home Network Division from November 1997 until March 2001. Intel is the world's largest semiconductor chip maker whose products include chips, boards and other semiconductor components that are the building blocks integral to computers, servers and networking and communications products.

        James W. Cruckshank served as Vice President of Administration and Chief Financial Officer of MathStar from June 2005 until March 31, 2008, which is the effective date of his resignation. From November 2003 through January 2006, he was a partner in Tatum CFO Partners LLP, a nationwide partnership that provides financial and information technology leadership. During that period, we had entered into an agreement with Tatum to use its resources while Mr. Cruckshank remained an employee of ours and a partner in Tatum. From March 2004 to April 2005, Mr. Cruckshank was Chief Financial Officer of Synetics Solutions, Inc. From March 2000 to February 2004, he served as Chief Financial Officer for a number of companies, including construction, retail, and emerging technology companies. From January 1999 to February 2000, Mr. Cruckshank was Vice President and Chief Financial Officer of Assisted Living Concepts, Inc., an operator of assisted living facilities. Assisted Living Concepts, Inc. was a publicly-held company that voluntarily filed for bankruptcy protection in October 2001 under Chapter 11 of the United States Bankruptcy Code. Assisted Living Concepts emerged from bankruptcy protection in January 2002.

        Timothy A. Teckman was the Vice President of Engineering of MathStar from April 2005 until April 11, 2008, which is the effective date of his resignation. From September 2003 until March 2005, he was Director of Engineering at Intel Corporation (NASDAQ: INTC), and from July 1999 until August 2003, he was General Manager of the Wireless Wide Area Networking Operation at Intel.

        Sean P. Riley has been Vice President of Marketing of MathStar since April 2005. He served as Interim Vice President of Sales from May 2007 to October 2007 and from September 2005 to January

2006. From June 1992 to April 2005, he was employed by Intel Corporation (NASDAQ: INTC). Most recently, Mr. Riley was Director of Strategic Marketing at Intel Corporation from May 2002 until April 2005 and General Manager, Enterprise Components Division from May 2000 until April 2002.

        Russell E. Corvese has been the Vice President of Worldwide Sales since October 2007. From 1996 to 2007, Mr. Corvese was employed by Actel Corporation (NASDAQ: ACTL), where he was the Regional Sales Manager for the Northwest Territory. He was promoted to Director of North American Distribution and from 2001 to 2006 also simultaneously served as the Director of Sales for Japan. From 1993 to 1996, he was employed by Wyle Electronics as the FAE Manager for the Mid-Atlantic region.

EXECUTIVE COMPENSATION

        The following table sets forth information about compensation awarded, earned by or paid to our named executive officers—our principal executive officer, principal financial officer and other executive officers for whom we are required to disclose compensation under Item 402 of Registration Statement S-K—for the years ended December 31, 2007 and 2006.

Summary Compensation Table—2007 and 2006

Name and Principal Position	Year	Salary($)	Bonus($)		Stock Awards ($)(1)		Option Awards ($)(2)	Non-Equity Incentive Plan Compensation($)(3)		All Other Compensation($)(4)		Total($)
Douglas M. Pihl Chief Executive Officer	2007 2006	$220,000 246,000	$	— —	$	— —	$12,951 —		$21,304 —	$8,159 28,866	(5)	$262,414 274,866
Daniel J. Sweeney President and Chief Operating Officer	2007 2006	$180,000 180,000	$	— —	$	— 416,437	$14,890 —		$17,730 34,875	$11,035 10,813		$223,655 642,125
Ronald K. Bell(6) Former Chief Technology Officer	2007 2006	$220,000 240,000	$	— —	$	— 100,779	$3,454 —	$	— —	$8,049 51,395	(7)	$231,503 392,174
James W. Cruckshank Vice President, Administration, and Chief Financial Officer	2007 2006	$175,000 175,000	$	— —	$	— 374,791	$14,890 —		$17,238 33,906	$8,156 7,111		$215,284 590,808
Timothy A. Teckman Vice President of Engineering	2007 2006	$150,000 150,000	$	— —	$	— 458,080	$10,058 —		$35,280 23,250	$11,035 13,231		$206,373 644,561
Sean P. Riley Vice President of Marketing	2007 2006	$170,000 170,000	$	— —	$	— 416,437	$11,785 —		$38,220 25,188	$11,035 9,877		$231,040 621,502

(1)
The value of the stock awards is the amount of the awards that MathStar recognizes for financial reporting purposes under SFAS No. 123(R). Refer to "Note 2—Significant Accounting Policies—Stock-Based Compensation" in our Annual Report on Form 10-K for the year ended December 31, 2007 for discussion of the assumptions used in calculating the expense under SFAS No. 123(R). This portion of the Annual Report on Form 10-K is included in our 2007 Annual Report to Stockholders.

(2)
The value of the option awards is the amount of the awards that MathStar recognizes for financial reporting purposes under SFAS No. 123(R). Refer to "Note 2—Significant Accounting Policies—Stock-Based Compensation" in our Annual Reports on Form 10-K for the years ended December 31, 2007 and December 31, 2006, respectively, for discussion of the assumptions used in calculating the expense under SFAS No. 123(R). This portion of the Annual Report on Form 10-K is included in our 2007 Annual Report to Stockholders.

(3)
Represents bonuses earned in 2007 and paid in February 2008, and bonuses earned in 2006 and paid in February 2007.

(4)
Unless otherwise noted, consists of health and life insurance premiums.

(5)
Consists of $8,374 in health and life insurance premiums, $13,998 in relocation costs, and $6,494 for the gross-ups for tax payments related to relocation payments.

(6)
As of October 1, 2007, Mr. Bell was no longer the Chief Technology Officer or a named executive officer of MathStar.

(7)
Consists of $11,542 in health and life insurance premiums, $26,809 in relocation costs, and $13,044 for the gross-ups for tax payments related to relocation payments.

        The following table sets forth information about grants of awards to our executive officers during 2007:

GRANTS OF PLAN-BASED AWARDS—2007

					All Other Stock Awards: Number of Shares of Stock or Units(#)	All Other Option Awards: Number of Securities Underlying Options(#)			Stock Price at Market Close on the day of Grant or Award
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)					Exercise or Base Price of Option Awards ($/Sh)				Grant Date Fair Value of Stock and Option Awards
Name	Grant Date
		Threshold($)	Target($)	Maximum($)
Douglas M. Pihl	5/17/07	$0	$110,000	$110,000	—	75,000		$1.69		$1.69		$83,067
Daniel J. Sweeney	5/17/07 9/17/07	$0	$90,000	$90,000	—	75,000 40,000	$ $	1.69 1.22	$ $	1.69 1.22	$ $	83,067 26,927
Ronald K. Bell(2)	5/17/07	$0	$0	$0	—	20,000		$1.69		$1.69		$22,151
James W. Cruckshank	5/17/07 9/17/07	$0	$87,500	$87,500	—	75,000 40,000	$ $	1.69 1.22	$ $	1.69 1.22	$ $	83,067 26,927
Timothy A. Teckman	5/17/07 9/17/07	$0	$60,000	$60,000	—	40,000 65,000	$ $	1.69 1.22	$ $	1.69 1.22	$ $	44,302 43,757
Sean P. Riley	5/17/07 9/17/07	$0	$65,000	$65,000	—	50,000 65,000	$ $	1.69 1.22	$ $	1.69 1.22	$ $	55,378 43,757

(1)
The amounts set forth in this column reflect the annual cash incentive compensation amounts that potentially could have been earned during 2007 based upon the achievement of performance goals under our non-equity incentive plan. The amounts of annual cash incentive compensation earned in 2007 by our named executives under the plan have been determined and were paid in February 2008. The amounts paid are included in the "Non-Equity Incentive Plan Compensation" column of the Summary Compensation Table.

(2)
As of October 1, 2007, Mr. Bell was no longer the Chief Technology Officer or a named executive officer of MathStar.

        The following table sets forth information about unexercised options that were held at December 31, 2007 by the executive officers:

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END—2007

Option Awards
Stock Awards
	Number of Securities Underlying Unexercised Options(#) Exercisable	Number of Securities Underlying Unexercised Options(#) Unexercisable
Name				Option Exercise Price($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(#)	Market Value of Shares or Units of Stock That Have Not Vested($)
Douglas M. Pihl	—	75,000	(1)	1.69	5/16/2017	—	—
Daniel J. Sweeney	91,667 0 0	91,667 75,000 40,000	(2) (3) (4)	$4.80 1.69 1.22	3/16/2015 5/16/2017 9/16/2017	— — —	— — —
Ronald K. Bell(5)	83,334 0	0 20,000	(6)	4.89 1.69	5/31/2013 5/16/2017	— —	— —
James W. Cruckshank	72,500 0 0	72,500 75,000 40,000	(7) (8) (9)	$6.30 1.69 1.22	6/19/2015 5/16/2017 9/16/2017	— — —	— — —
Timothy A. Teckman	45,834 0 0	45,833 40,000 65,000	(10) (11) (12)	$4.80 1.69 1.22	4/03/2015 5/16/2017 9/16/2017	— — —	— — —
Sean P. Riley	50,000 0 0	50,000 50,000 65,000	(13) (14) (15)	$4.80 1.69 1.22	4/24/2015 5/16/2017 9/16/2017	— — —	— — —

(1)
The options vest as to 18,750 shares on each of May 16, 2008, 2009, 2010 and 2011 if Mr. Pihl is then an employee of MathStar.

(2)
The options vest as to 45,833 shares on March 16, 2008 and as to 45,834 shares on March 16, 2009 if Mr. Sweeney is then an employee of MathStar.

(3)
The options vest as to 18,750 shares on each of May 16, 2008, 2009, 2010 and 2011 if Mr. Sweeney is then an employee of MathStar.

(4)
The options vest as to 10,000 shares on each of September 16, 2008, 2009, 2010 and 2011 if Mr. Sweeney is then an employee of MathStar.

(5)
As of October 1, 2007, Mr. Bell was no longer the Chief Technology Officer or a named executive officer of MathStar.

(6)
The options would have vested as to 5,000 shares on each of May 16, 2008, 2009, 2010 and 2011 if Mr. Bell were then an employee of MathStar. Mr. Bell resigned as of March 31, 2008, and all of these options were forfeited.

(7)
The options would have vested as to 36,250 shares on each of June 19, 2008 and 2009 if Mr. Cruckshank were then an employee of MathStar. Mr. Cruckshank resigned from MathStar as of March 31, 2008, and all of these options were forfeited.

(8)
The options would have vested as to 18,750 shares on each of May 16, 2008, 2009, 2010 and 2011 if Mr. Cruckshank were then an employee of MathStar. Mr. Cruckshank resigned from MathStar as of March 31, 2008, and all of these options were forfeited.

(9)
The options would have vested as to 10,000 shares on each of September 16, 2008, 2009, 2010 and 2011 if Mr. Cruckshank were then an employee of MathStar. Mr. Cruckshank resigned from MathStar as of March 31, 2008, and all of these options were forfeited.

(10)
The options will vest as to 22,917 shares on April 3, 2008 and as to 22,916 shares on April 3, 2009 if Mr. Teckman were then an employee of MathStar. Mr. Teckman resigned from MathStar as of April 11, 2008, and all options then vested will be forfeited if not exercised on or before May 11, 2008, and all unvested options will be forfeited.

(11)
The options would have vested as to 10,000 shares on each of May 16, 2008, 2009, 2010 and 2011 if Mr. Teckman were then an employee of MathStar. Mr. Teckman resigned from MathStar as of April 11, 2008, and all of these options were forfeited.

(12)
The options would have vested as to 16,250 shares on each of September 16, 2008, 2009, 2010 and 2011 if Mr. Teckman were then an employee of MathStar. Mr. Teckman resigned from MathStar as of April 11, 2008, and all of these options were forfeited.

(13)
The options vest as to 25,000 shares on each of April 24, 2008 and 2009 if Mr. Riley is then an employee of MathStar.

(14)
The options vest as to 12,500 shares on each of May 16, 2008, 2009, 2010 and 2011 if Mr. Riley is then an employee of MathStar.

(15)
The options vest as to 16,250 shares on each of September 16, 2008, 2009, 2010 and 2011 if Mr. Riley is then an employee of MathStar.

Option Exercises and Stock Vested—2007

        During 2007, no named executive officers exercised any options, and no stock awards vested for any named executive officer.

Employee Benefit Plans

        Stock Option Plans.    MathStar's board of directors adopted the MathStar, Inc. 2000 Combined Incentive and Non-Statutory Stock Option Plan and the MathStar, Inc. 2002 Combined Incentive and Non-Statutory Stock Option Plan. These stock option plans terminated on May 18, 2006. However, their termination did not affect the options outstanding under the plans on May 18, 2006. These stock option plans permitted our board of directors or a committee appointed by the board to grant stock options to employees, officers, board members, consultants and independent contractors of MathStar. Stock options granted under the stock option plans could have been incentive stock options meeting the requirements of Section 422 of the Internal Revenue Code of 1986 or non-qualified options that did not meet the requirements of Section 422. As of March 1, 2008, a total of 848,178 shares were subject to outstanding stock options granted under these stock option plans. These stock option plans were approved by MathStar's board of directors and stockholders.

        In the August 2001 merger of MathStar and Digital MediaCom, Inc., MathStar assumed all outstanding options to purchase Digital MediaCom common stock issued under the Digital MediaCom, Inc. 1999-2000 Stock Option Plan, consisting of options to purchase 744,076 shares of MathStar's common stock based on the conversion ratio as provided in the merger agreement. The Digital MediaCom option plan permits the board or a committee appointed by the board to grant stock options to employees, directors, consultants and independent contractors. Stock options granted under the Digital MediaCom option plan may be either incentive stock options or non-qualified options that do not meet the requirements of Section 422 of the Internal Revenue Code of 1986. MathStar has terminated the Digital MediaCom stock option plan except with respect to the stock options outstanding under the plan at the time of termination. As of March 1, 2008, a total of 119,346 shares were subject to outstanding stock options granted under the Digital MediaCom stock plan.

        2004 Amended and Restated Long-Term Incentive Plan.    Our 2004 Incentive Plan allows our board of directors or a committee of the board to grant awards to employees, independent contractors, and other service providers to MathStar or any parent or subsidiary of MathStar. The awards may take the form of qualified or non-qualified options, stock appreciation rights, shares of restricted stock, other stock-based awards or cash-based awards. A total of 3,000,000 shares of common stock has been reserved for issuance under the 2004 Incentive Plan. It terminates on October 7, 2014 or such earlier date as the board determines, and no awards may be granted under it after that date. However, its termination will not affect awards then outstanding under the 2004 Incentive Plan. The 2004 Incentive Plan is described in the section of this proxy statement entitled "Proposal 2—Approval of An Amendment to MathStar, Inc. 2004 Amended and Restated Long-Term Incentive Plan."

        As of March 1, 2008, the options outstanding under the MathStar 2000 and 2002 stock option plans, the 2004 Incentive Plan and the Digital MediaCom, Inc. 1999-2000 Stock Option Plan had an average weighted exercise price of $3.58 per share.

        Variable Compensation Plans.    We enter into variable compensation plans with eligible direct sales employees selected by our management and human resources personnel based on the employees' responsibility for account and territory management, support of pre- and post-design win activity, achievement of sales revenue goals, negotiating and closing sales commitments and support for strategic initiatives. We enter into the plans annually. The term of the 2007 plans was from January 1, 2007 through December 31, 2007. The compensation we pay under the plans is in addition to the eligible employees' salaries and is calculated based on the combination of net eligible sales earned and design wins. Russell E. Corvese was the only executive officer covered by a variable compensation plan in 2007. These direct sales employees are not eligible to participate in other bonus programs of the Company.

        Retirement Savings Plan.    MathStar maintains the MathStar, Inc. 401(k) Profit Sharing Plan (the "401(k) Plan"), which is intended to qualify under Section 401(k) of the Internal Revenue Code of 1986. The 401(k) Plan covers substantially all employees. Each employee may elect to contribute to the 401(k) Plan through payroll deductions of up to 85% of his or her salary, subject to certain limitations. At the discretion of the board of directors, MathStar may make matching contributions equal to a percentage of the salary reduction contributions or other discretionary amounts. MathStar paid no matching contributions in 2007, 2006 or 2005.

Compensation Discussion and Analysis

        General Philosophy.    We strive to compensate our senior management team through a combination of base salary, bonus and equity compensation designed to be competitive with comparable employers and to align management's behavior and objectives with the long-term interests of our stockholders. Our compensation-setting process consists of establishing targeted overall compensation for each senior manager and then allocating that compensation among base salary and incentive compensation. For the Chief Executive Officer, Chief Operating Officer and Chief Financial Officer, we design the incentive compensation to reward company-wide performance by tying awards primarily to revenue growth. Incentive compensation for our Vice President of Sales is based solely on meeting certain design win and revenue targets. For other executive officers, we design the incentive compensation to reward the achievement of both specific operational goals and company-wide performance.

        Targeted Overall Compensation.    As a result of where our company is in its development, it is difficult to find comparable companies from which to obtain compensation data to develop our compensation program. A review of the aggregate data that is currently available through the 2007 American Electronics Association Compensation survey indicates that our senior management's cash compensation was in the lowest quartile. Based on this data, the Compensation Committee increased the base salary and potential bonus for all executive officers, except the Chief Executive Officer, for 2008. Noncash awards are at the discretion of the Compensation Committee to incentivize the executive management team to act in the long-term best interest of MathStar and assist in retention. In October 2007, the Company hired a new Vice President of Sales and awarded him options to purchase 350,000 shares to motivate him to join the company. The purpose of the 2007 noncash awards of other executive officers was to bring their outstanding noncash awards in line with those of the new Vice President of Sales. To date, we have not retained any consulting firms to assist us in determining executive compensation.

        We established the targeted overall cash compensation of our Chief Executive Officer for 2007 at $330,000. This amount consists of base salary of $220,000 and a potential bonus of up to $110,000. In addition, he was awarded an option to purchase 75,000 shares of MathStar common stock. The $220,000 base salary represented a reduction of $26,000 from his 2006 base salary of $246,000. The Compensation Committee determined that a lower base salary and a target bonus payout was more beneficial to the Company and would better align the overall cash compensation with the achievement of the established revenue and operational goals. The 2006 target compensation did not include a targeted cash bonus payout or noncash component. The targeted cash compensation remains unchanged in 2008.

        The 2007 cash compensation of our Chief Operating Officer was targeted at $270,000, consisting of $180,000 in base salary and a potential bonus of up to $90,000. In addition, he was awarded an option to purchase 115,000 shares of MathStar common stock. We set the 2008 targeted compensation for our Chief Operating Officer at $341,500. This amount consists of base salary of $205,000 and a potential bonus of up to $136,500. This represents an increase of $25,000 in base salary and $46,500 in potential bonus payout from 2007.

        The 2007 cash compensation for our Chief Financial Officer was targeted at $262,500, consisting of $175,000 in base salary and a potential bonus of up to $87,500. In addition, he was awarded an option to purchase 115,000 shares of MathStar common stock. For 2008, we set the target cash compensation at $282,500, consisting of $187,500 and a potential bonus of up to $95,000. This represents an increase of $12,500 in base salary and $7,500 in potential bonus payout from 2007.

        For 2007, targeted bonuses for our Chief Executive Officer, Chief Operating Officer and Chief Financial Officer were based 70% on achieving certain revenue goals and 30% on achieving both specific operational goals and company-wide performance goals. For 2008, targeted bonuses are based 75% on achieving certain revenue goals and 25% on achieving of both specific operational goals and company-wide performance goals.

        For 2007, the Vice President of Marketing had a base salary of $170,000 with a targeted bonus potential of $65,000. He was also given a discretionary award of options to purchase 115,000 shares. For 2008, Mr. Riley's targeted base salary is $186,000 with a targeted bonus potential of $85,500. For 2007 and 2008 the targeted bonus payout is based 100% on operational goals and company-wide performance objectives.

        For 2007, the Vice President of Engineering had a base salary of $150,000 with a targeted bonus potential of $60,000. He was also given a discretionary award of options to purchase 105,000 shares. For 2008, Mr. Teckman's targeted base salary is $177,000 with a targeted bonus potential of $81,000. For 2007 and 2008 the targeted bonus payout is based 100% on operational goals and company-wide performance objectives.

        Targeted compensation for 2008 for our executive officers currently does not include any equity incentive compensation, as there are no shares available under our 2004 Incentive Plan. If our stockholders approve our proposed increase in shares available in our 2004 Incentive Plan, in 2008 we plan to include equity incentive compensation in the form of options.

        Allocation Among Components.    Under our compensation structure for 2007, the mix of base salary, bonus and equity compensation varies depending upon the grade level of the executive officer:

	Base Salary	Bonus Target	Equity Target
Chief Executive Officer, Chief Operating Officer and Chief Financial Officer	67%	33%	—
Vice Presidents	50% to 70%	30% to 50%	—

        If our stockholders approve the increase in shares available under our 2004 Incentive Plan, it is our intent in 2008 to adjust the allocation among components of compensation to the following:

	Base Salary	Bonus Target	Equity Target
Chief Executive Officer, Chief Operating Officer and Chief Financial Officer	40% to 45%	20%	35% to 40%
Chief Technology Officer	100%	—	—
Vice Presidents	45% to 50%	20% to 40%	15% to 30%

        We believe that by allocating compensation among the three components, it will align senior management's total compensation with the long-term interests of our stockholders. Neither MathStar nor the Compensation Committee has adopted any policies for allocating compensation between long-term and currently paid-out compensation, between cash and non-cash compensation, or among different forms of non-cash compensation.

        Base Salaries.    We want to provide members of our senior management with a level of cash compensation that recognizes their contributions to the business and is competitive in the marketplace. The Compensation Committee monitors compensation of our executives to insure it is in line with MathStar guidelines and the market such that executives are retained and long-term stability is maintained.

        Bonuses.    Our practice is to award cash bonuses based on annual performance objectives. The annual objectives are structured such that key objectives and targets critical to the success of the company must be achieved in order for the payout to be achieved. For the years ended December 31, 2005, 2006 and 2007, the achievement of key objectives and targets critical to MathStar's success are 70%, 39% and 59%, respectively. Bonuses for 2007 and 2008 for our Chief Executive Officer, Chief Operating Officer and Chief Financial Officer are based 75% on the company achieving certain revenue goals and 25% on the achievement of both specific operational goals and company-wide performance goals. The bonus for our Vice President of Sales is based entirely on achieving certain design win and revenue goals. The bonus for our Vice President of Sales for 2007 was fully paid out based on a guaranteed portion negotiated in his hiring package. The revenue targets and operational objectives in 2007 and 2008 are extremely aggressive and very difficult to achieve without the maximum effort of the executive team and total support of the whole organization.

        Equity Compensation.    Historically, the equity compensation for senior executives has been in the form of a combination of stock options and restricted stock grants awarded upon the commencement of employment. In 2007 and going forward, it is our intention to make long-term equity incentive compensation in the form of stock options a larger component of overall compensation. Future equity awards are, however, subject to our stockholders approving an increase in the number of shares subject to our 2004 Incentive Plan.

        Accounting and Tax Treatment.    We account for equity-based compensation paid to employees under Statement of Financial Accounting Standard No. 123(R) promulgated by the Financial Accounting Standards Board, which requires us to estimate and record an expense over the service period of the award. Thus, we may record an expense in a given year for awards granted in earlier years. Accounting rules also require us to record cash compensation as an expense at the time the obligation is accrued.

        With respect to equity compensation awards, we generally can deduct the gain recognized by employees from nonqualified options. However, to the extent that an option is an incentive stock option, we cannot deduct the gain recognized by the optionee if there is no disqualifying disposition by the optionee. In addition, if we grant restricted stock awards or restricted stock units that are not subject to performance vesting, they may not be fully deductible by us at the time the award is taxable to the employee.

        Section 162(m) of the Internal Revenue Code of 1986 generally disallows a tax deduction to a public company for compensation in excess of $1 million paid to the company's chief executive officer and four other most highly-paid executive officers. Qualifying performance-based compensation will not be subject to the deduction limitation if certain requirements are met. Because the potential amount of base salary and non-equity-based incentive compensation that the executive officers can earn is less than $1 million, Section 162(m) has not been material to our compensation decisions.

        Benefits Payable upon Severance or Change in Control.    Our Vice President of Marketing has a severance benefit equal to four months' salary and benefits. The severance is due in the event of a non-voluntary termination not for cause. As of December 31, 2007, the estimated payment based on the terms outlined in the officer's offer letter would have provided for a single lump sum payment of approximately $63,000 before taxes. None of our other senior executives has any benefits payable upon severance or a change in control.

        Retirement Benefits.    The company maintains the 401(k) Plan and may match employee contributions to the 401(k) Plan at its discretion. To date, the company has not matched any employee contributions and does not have plans to do so through 2008.

        Perquisites and Other Benefits.    The company does not currently provide senior executives any perquisites. Any benefits that we have provided only to executive officers are usually directly related to unique features of that executive's position. In 2006, the company supplied the Vice President of Sales a cost of living allowance and the Chief Executive Officer, Chief Technology Officer and Vice President of Sales with monetary amount for executive relocation as well of gross-ups for tax payments related to their relocation. These amounts are included in the Summary Compensation Table located elsewhere in this proxy statement. Senior management participates in the company's other benefit plans on the same basis as other employees. These plans include medical and dental insurance, life insurance, accidental death and dismemberment and short and long-term disability insurance.

        The company does not provide pension arrangements, post-retirement health coverage or similar benefits for our executives or employees.

        Compensation Committee and Board Process.    The Compensation Committee of the board of directors approves all compensation and awards to executive officers, which include the Chief Executive Officer, Chief Operating Officer and Chief Financial Officer. The Compensation Committee reviews the performance and compensation of the Chief Executive Officer, Chief Operating Officer and Chief Financial Officer and, following discussions with those individuals, establishes their compensation levels. For the remaining executive officers, the Chief Executive Officer makes recommendations to the Compensation Committee that generally, with minor adjustments, are approved. With respect to equity compensation awarded to others under the 2004 Incentive Plan, the Compensation Committee has delegated limited granting authority to a committee currently consisting of the Chief Executive Officer and Chief Operating Officer, which determines the numbers of shares and other terms of the awards subject to pre-approved guidelines.

COMPENSATION COMMITTEE REPORT

        This section shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, is not subject to the liabilities of Section 18 of the Securities Exchange Act of 1934 and is not to be incorporated by reference into any filing of MathStar under the Securities Act of 1933 or the Securities Exchange Act of 1934, regardless of the date or any other general incorporation language in such filing.

        The Compensation Committee has reviewed and discussed the section of this proxy statement entitled "Executive Compensation—Compensation Discussion and Analysis" with management. Based on such review and discussions, the Compensation Committee recommended to the Company's board of directors that the Compensation Discussion and Analysis be included in this proxy statement and in the Annual Report on Form 10-K for the year ended December 31, 2007.

2007 Compensation Committee

Merrill A. McPeak, Chairman
Michael O. Maerz
Benno G. Sand

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

        The following table summarizes equity securities authorized for issuance under our equity compensation plans as of December 31, 2007:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in First column)
Equity compensation plans approved by stockholders(1)	3,347,779	$3.63	231,263
Equity compensation plans not approved by stockholders	—	—	—

Total	3,347,779		231,263

(1)
Consists of the 2004 Incentive Plan, the 2002 and 2000 Combined Incentive and Non-Statutory Stock Option Plans and the Digital MediaCom, Inc. 1999-2000 Stock Option Plan.

POLICY AND PROCEDURES WITH RESPECT TO
RELATED PERSON TRANSACTIONS

        In March 2007, our board of directors adopted our written Policy and Procedures with Respect to Related Person Transactions, which the Audit Committee oversees. Under the policy, a "related person transaction" is a transaction, arrangement or relationship in which MathStar was, is or will be a participant and the amount involved exceeds $120,000, and in which any "related person" had, has or will have a direct or indirect material interest. The policy defines a "related person" as follows:

  •
  any person who is, or at any time since the beginning of MathStar's last fiscal year was, a director or executive officer of MathStar or a nominee to become a director of MathStar;

  •
  any person who is known to be the beneficial owner of more than 5% of any class of the MathStar's voting securities;

  •
  any immediate family member of any of the foregoing persons; and

  •
  any firm, corporation or other entity in which any of the foregoing persons is employed or is a principal or partner or in a similar position or in which such person has a beneficial ownership interest.

        Under the policy, the related person; the director, executive officer or beneficial owner who is an immediate family member of the related person; or the head of the business unit that is responsible for a potential related person transaction must notify MathStar's Chief Financial Officer of the facts and circumstances involved in the potential related person transaction. If the Chief Financial Officer determines that the transaction is a related person transaction, he must submit it to the Audit Committee or the Chair of the Audit Committee for review and, if appropriate, approval. The policy provides that, on an annual basis, the Audit Committee shall review any previously approved related person transaction that is ongoing.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN
COMPENSATION DECISIONS

        During 2007, none of our executive officers served as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board or Compensation Committee.

        Throughout 2007, the Compensation Committee consisted of Merrill A. McPeak (chairperson), Benno G. Sand and Michael O. Maerz, all of whom are non-employee directors of MathStar.

AUDIT COMMITTEE REPORT

        This section shall not be deemed to be "soliciting material," or to be "filed" with the Securities and Exchange Commission, is not subject to the liabilities of Section 18 of the Securities Exchange Act of 1934 and is not to be incorporated by reference into any filing of MathStar under the Securities Act of 1933 or the Securities Exchange Act of 1934, regardless of date or any other general incorporation language in such filing.

        Management is responsible for MathStar's financial reporting process, including the system of internal controls, and for preparing MathStar's financial statements in accordance with accounting principles generally accepted in the United States of America. Our independent registered public accounting firm is responsible for auditing those financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States of America. The Audit Committee's responsibility is to monitor and review these processes. The members of the Audit Committee rely, without independent verification, on the information provided to them and on the representations made by MathStar's management and the independent registered public accounting firm.

        The Audit Committee, consisting of Benno G. Sand (chairman), Merrill A. McPeak and Morris Goodwin, Jr., held five meetings in 2007 and acted once by written action. The meetings were designed to, among other things, facilitate and encourage communication among the Audit Committee, management and MathStar's independent registered public accounting firm, PricewaterhouseCoopers LLP. The Audit Committee discussed with PricewaterhouseCoopers LLP the overall scope and plans for its audits. The Audit Committee met with PricewaterhouseCoopers LLP, with and without management present, to discuss the results of its examinations and its evaluations of MathStar's system of internal controls.

        During the meetings held in 2007, the Audit Committee reviewed and discussed, among other things:

  •
  new requirements and responsibilities for audit committees;

  •
  MathStar's significant policies for accounting and financial reporting and the status and anticipated effects of changes in those policies, including revenue recognition;

  •
  the adequacy and effectiveness of MathStar's internal control policies and procedures;

  •
  the quarterly and annual procedures performed by PricewaterhouseCoopers LLP;

  •
  the quarterly financial statements and Quarterly Reports on Form 10-Q filed with the SEC; and

  •
  other matters concerning MathStar's accounting, financial reporting and internal controls.

        In February and March 2008, the Audit Committee reviewed and discussed the 2007 financial statements with management and PricewaterhouseCoopers LLP. Specifically, the Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by Statements on Auditing Standards No. 61 and 90 (Communications with Audit Committees). At that time, PricewaterhouseCoopers LLP presented to the Audit Committee a letter certifying its independence from MathStar in accordance with Independence Standards Board (ISB) Standard No. 1. In addition, the Audit Committee discussed with the independent registered public accounting firm its independence from management and MathStar, including the matters covered by the letter to MathStar from the independent registered public accounting firm required by Independence Standards Board Standard No. 1.

        In March 2008, the Audit Committee reviewed MathStar's audited financial statements and notes to financial statements for inclusion in MathStar's Annual Report on Form 10-K for the fiscal year ended December 31, 2007. Based on this review and prior discussions with management and the independent registered public accounting firm, the Audit Committee recommended to the board that MathStar's audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2007 for filing with the SEC.

Audit Committee

Benno G. Sand, Chairman
Merrill A. McPeak
Morris Goodwin, Jr.

PROPOSAL 3
APPROVAL OF AN AMENDMENT TO CERTIFICATE OF INCORPORATION OF
MATHSTAR, INC. TO EFFECT A REVERSE STOCK SPLIT

        MathStar's board of directors has adopted a resolution approving and recommending to MathStar's stockholders for their approval of an amendment to MathStar's Certificate of Incorporation accomplishing a one-for-five reverse stock split of its common stock. If MathStar's stockholders approved this proposal, MathStar will file with the Secretary of State of the State of Delaware a Certificate of Amendment to MathStar's Certificate of Incorporation reducing the number of shares of its authorized common stock from 90,000,000 shares to 18,000,000 shares and reducing the number of outstanding shares from 45,906,890 shares as of April 4, 2008 to 9,181,378 shares. In addition, each outstanding share of common stock on the date of the reverse stock split will be automatically converted into one-fifth of a share of common stock, as more fully described below.

        Except for adjustments that may result from the treatment of fractional shares as described below, each stockholder will hold the same percentage of common stock outstanding immediately following the reverse stock split as that stockholder held immediately before the reverse stock split.

        The form of the Certificate of Amendment to accomplish the reverse stock split is attached to this proxy statement as Appendix A. The following discussion is qualified in its entirety by the full text of the Certificate of Amendment, which is hereby incorporated by reference. If the stockholders approve the one-for-five reverse stock split, MathStar intends to file the Certificate of Amendment with the Delaware Secretary of State on the day after the Annual Meeting, and the reverse stock split will be effective on that date.

Purpose of the Reverse Stock Split

        The board of directors' primary objective in proposing the reverse stock split is to raise the per share trading price of MathStar's common stock. The board believes that a higher price per share trading price would better enable MathStar to maintain the listing of its common stock on The NASDAQ Global Market.

        On January 4, 2008, MathStar received notice from The NASDAQ Stock Market stating that for 30 consecutive business days, the bid price of MathStar's common stock had closed below the minimum $1.00 per share requirement for continued inclusion on The NASDAQ Global Market under Marketplace Rule 4310(c)(4). In accordance with Marketplace Rule 4310(c)(8)(D), MathStar has 180 calendar days from January 4, 2008 to regain compliance. If at any time before July 2, 2008, the bid price of MathStar's common stock closes at $1.00 per share or more for a minimum of 10 consecutive business days, The NASDAQ Stock Market will notify MathStar that it has achieved compliance with the minimum bid price rule. If MathStar does not regain compliance with the minimum bid price rule by July 2, 2008, The NASDAQ Stock Market will determine whether MathStar meets the initial listing criteria for The NASDAQ Capital Market other than the bid price requirement. If MathStar meets such criteria, it will be afforded an additional 180 calendar days in order to regain compliance with the minimum bid price rule.

        MathStar's board of directors believes that maintaining the listing of its common stock on The NASDAQ Global Market is in the best interests of MathStar and its stockholders. If the common stock were delisted from The NASDAQ Global Market, the board of directors believes that the liquidity in the trading market for the common stock would be decreased, which could reduce the trading price and increase the transaction costs of trading shares of the common stock. If the reverse stock split is approved by our stockholders, we expect to satisfy the $1.00 per share minimum bid price requirement for continued listing. However, despite the approval of the reverse stock split by our stockholders, the common stock may nonetheless be delisted from The NASDAQ Global Market or The NASDAQ Capital Market due to our failure to comply with one or more of the NASDAQ Marketplace rules.

        The board further believes that an increased stock price may encourage investor interest and improve the marketability of our common stock to a broader range of investors, thus enhancing its liquidity. Because of the trading volatility often associated with low-priced stocks, many brokerage firms and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Some of those policies and practices pertain to the payment of brokers' commissions and to time-consuming procedures that function to make the handling of lower-priced stocks unattractive to brokers from an economic standpoint. Additionally, because brokers' commissions on lower-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current share price of the common stock can result in an individual stockholder paying transaction costs that represent a higher percentage of total share value than would be the case if our share price were substantially higher. This factor may also limit the willingness of institutions to purchase our stock. The board believes that the anticipated higher market price resulting from a reverse stock split would enable institutional investors and brokerage firms with such policies and practices to invest in our common stock.

Determination of Reverse Stock Split Ratio

        In determining the reverse stock split ratio, the board of directors considered numerous factors, including:

  •
  the historical and projected performance of our common stock and volume level before and after the reverse stock split;

  •
  prevailing market conditions;

  •
  general economic and other related conditions prevailing in our industry and in the marketplace generally;

  •
  the projected impact of the selected reverse stock split ratio on trading liquidity in our common stock and our ability to continue our common stock's listing on The NASDAQ Global Market;

  •
  our capitalization (including the number of shares of our common stock issued and outstanding);

  •
  the prevailing trading price for our common stock and the volume level thereof; and

  •
  potential devaluation of our market capitalization as a result of a reverse stock split.

Effects of Reverse Stock Split

        A reverse stock split refers to a reduction in the number of outstanding shares of a class of a corporation's capital stock, which may be accomplished, as in this case, by reclassifying and combining all of our outstanding shares of common stock into a proportionately smaller number of shares. For example, with the one-for-five stock split approved by our board of directors, if the reverse stock split is approved by our stockholders, a stockholder holding 2,500 shares of our common stock before the reverse stock split would hold 500 shares of our common stock immediately after the reverse stock split. Each stockholder's proportionate ownership of our outstanding shares of common stock would remain the same, except that stockholders that would otherwise receive fractional shares as a result of the reverse stock split will receive one whole share of common stock for such fractional share. In addition, we are decreasing the number of authorized shares of common stock from 90,000,000 shares to 18,000,000 shares, which means that the percentage of shares we can issue after the reverse stock split remains the same as before the reverse stock split. All shares of our common stock will remain fully paid and non-assessable.

        The primary purpose of the proposed reverse stock split of our common stock is to combine the issued and outstanding shares of our common stock into a smaller number of shares so that the shares of our common stock will trade at a higher price per share than recent trading prices. Although we expect that the reverse stock split will result in an increase in the market price of our common stock, the reverse stock split may not increase the market price of our common stock in proportion to the reduction in the number of shares of our common stock outstanding or result in the permanent increase in the market price, which is dependent upon many factors, including MathStar's performance, prospects and other factors detailed from time to time in our reports filed with the Securities and Exchange Commission. The history of similar reverse stock splits for companies in like circumstances is varied. If the reverse stock split is accomplished and the market price of our common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of a reverse stock split.

        In addition to increasing the market price of our common stock, a reverse stock split will also affect the presentation of stockholders' equity on our balance sheet. Specifically, because the par value per share of our common stock will not change, the reduction in the number of outstanding shares of common stock will cause our stated capital account to be reduced, and our additional paid-in capital to be increased by an equivalent amount. Total stockholders' equity will remain unchanged.

        Because one whole share of common stock will be issued for a fractional share, no holders of our common stock will be eliminated if the proposed reverse stock split is implemented. Therefore, we believe that a one-for-five reverse stock split would have no significant effect on the number of record holders of our common stock.

Effect on Authorized and Outstanding Shares and Shares Subject to Options and Warrants

        The following table illustrates the effects of a one-for-five reverse stock split, without giving effect to any adjustments for fractional shares of our common stock, on our authorized and outstanding shares of our common stock as of April 4, 2008:

	Before One-for-Five Reverse Stock Split	After One-for-Five Reverse Stock Split
Number of authorized shares	90,000,000	18,000,000
Number of outstanding shares (including shares subject to restricted stock awards)	45,906,890	9,181,378
Number of shares issuable upon exercise of options	2,979,023	595,805
Number of shares issuable upon exercise of warrants	3,363,812	672,763

Effect on Outstanding Options and Warrants

        The one-for-five reverse stock split, when implemented, will affect the outstanding options and warrants to purchase our common stock. All of our equity incentive plans, including the 2004 Plan, include provisions requiring appropriate adjustments to the number of shares of common stock covered by the plans and by stock options and other grants of stock-based awards under those plans, as well as the per share exercise prices. Our outstanding warrants include similar terms. If our stockholders approved the one-for-five reverse stock split, an outstanding stock option or warrant to purchase one share of our common stock would thereafter evidence the right to purchase one-fifth of a share of our common stock (rounding any fractional shares up to the nearest whole share), and the exercise price per share would be five times the previous exercise price (rounded down to the nearest cent). Further, the number of shares of our common stock reserved for issuance under the 2004 Plan, which is the only plan under which we may currently issue stock awards, including the maximum number of shares that may be subject to stock awards granted under the 2004 Plan, will be reduced by the same ratio.

No Fractional Shares

        No fractional shares of common stock will be issued in connection with the reverse stock split. If, as a result of the reverse stock split, a stockholder of record would otherwise hold a fractional share, the stockholder will receive one whole share instead of the fractional share.

Accounting Matters

        The per share par value of the shares of our common stock is not changing as a result of the implementation of the reverse stock split. Our stated capital, which consists of the par value per share of our common stock multiplied by the aggregate number of shares of our common stock issued and outstanding, will be reduced proportionately on the effective date of the reverse stock split. Correspondingly, our additional paid-in capital, which consists of the difference between our stated capital and the aggregate amount paid to us upon the issuance of all currently outstanding shares of our common stock, will be increased by a number equal to the decrease in stated capital. Further, net loss per share and book value per share will be increased as result of the reverse stock split because there will be fewer shares of common stock outstanding.

Implementation of Reverse Stock Split; Certificate of Amendment

        If our stockholders approve the one-for-five reverse stock split, we will file the Certificate of Amendment attached as Appendix A to this proxy statement, and it will become effective when it is filed with the Secretary of State of the State of Delaware.

Possible Disadvantages of Reverse Stock Split

        Even though the board of directors believes that the potential advantages of a reverse stock split outweigh any disadvantages that might result, the following are some of the possible disadvantages of a reverse stock split:

  •
  The reduced number of shares of our common stock resulting from a reverse stock split could adversely affect the liquidity of our common stock.

  •
  A reverse stock split could result in a significant devaluation of MathStar's market capitalization and the trading price of its common stock, on an actual or an as-adjusted basis, based on the experience of other companies that have accomplished reverse stock splits.

  •
  A reverse stock split may leave certain stockholders with one or more "odd lots," which are stock holdings in amounts of fewer than 100 shares of our common stock. These odd lots may be more difficult to sell than shares of common stock in even multiples of 100. Additionally, any reduction in brokerage commissions resulting from the reverse stock split, as discussed above, may be offset, in whole or in part, by increased brokerage commissions required to be paid by stockholders selling odd lots created by the reverse stock split.

  •
  There can be no assurance that the market price per new share of our common stock after the reverse stock split will remain unchanged or increase in proportion to the reduction in the number of old shares of our common stock outstanding before the reverse stock split. For example, based on the closing price of our common stock on April 4, 2008 of $0.56 per share, if the stockholders approve the one-for-five reverse stock split, there can be no assurance that the post-split market price of our common stock would be $2.80 per share or greater.

  •
  The total market capitalization of our common stock after the proposed reverse stock split may be lower than the total market capitalization before the proposed reverse stock split and, in the future, the market price of our common stock following the reverse stock split may not exceed or remain higher than the market price prior to the proposed reverse stock split.

        Although MathStar's board of directors believes that a higher stock price may help generate investor interest, there can be no assurance that the reverse stock split will result in a per-share price that will attract institutional investors or investment funds or that such share price will satisfy the investing guidelines of institutional investors or investment funds. As a result, the trading liquidity of our common stock may not necessarily improve.

        If the reverse stock split is accomplished and the market price of our common stock declines, the percentage decline may be greater than would occur in the absence of a reverse stock split. However, the market price of our common stock also will be based on our performance and other factors that are unrelated to the number of shares outstanding.

Effect on Beneficial Holders of Common Stock

        Upon the reverse stock split, MathStar intends to treat shares of common stock held by stockholders in "street name," that is, through a bank, broker or other nominee, in the same manner as registered stockholders whose shares of common stock are registered in their names. Banks, brokers or other nominees will be instructed to effect the reverse stock split for their beneficial holders holding the common stock in "street name." However, these banks, brokers or other nominees may have different procedures than registered stockholders for processing the reverse stock split. If a stockholder holds shares of common stock with a bank, broker or other nominee and has any questions in this regard, the stockholder is encouraged to contact the stockholder's bank, broker or other nominee.

Effect on Registered "Book-Entry" Holders of Common Stock

        Some of MathStar's registered holders of common stock may hold some or all of their shares electronically in book-entry form with MathStar's transfer agent. These stockholders do not have stock certificates evidencing their ownership of the common stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts.

        If a stockholder holds registered shares in book-entry form with the transfer agent, no action needs to be taken to receive post-reverse stock split shares. A transaction statement will automatically be sent to the stockholder's address of record indicating the number of shares of common stock held following the reverse stock split.

Effect on Certificated Shares

        Upon the reverse stock split, our transfer agent will act as our exchange agent and act for holders of common stock in implementing the exchange of their certificates.

        Commencing shortly after the effective date of the reverse stock split, which we anticipate to be May 23, 2008, stockholders holding shares in certificated form will be sent a transmittal letter by Wells Fargo Bank, N.A., the transfer agent for our common stock. The letter of transmittal will contain instructions on how a stockholder should surrender his or her certificate(s) representing shares of the common stock ("Old Certificates") to the transfer agent in exchange for certificates representing the appropriate number of whole shares of post-reverse stock split common stock ("New Certificates"). No New Certificates will be issued to a stockholder until that stockholder has surrendered all Old Certificates, together with a properly completed and executed letter of transmittal, to the transfer agent. No stockholder will be required to pay a transfer or other fee to exchange the stockholder's Old Certificates.

        Stockholders will then receive a New Certificate(s) representing the number of whole shares of common stock to which they are entitled as a result of the reverse stock split. Until surrendered, MathStar will deem outstanding Old Certificates held by stockholders to be canceled and to represent only the number of whole shares of post-reverse stock split common stock to which these stockholders are entitled.

        Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for New Certificates.

        If an Old Certificate has a restrictive legend on the back of the Old Certificate, the New Certificate will be issued with the same restrictive legends that are on the back of the Old Certificate.

        Stockholders should not destroy any stock certificate(s) and should not submit any stock certificate(s) until requested to do so.

Federal Income Tax Consequences

        The following summary of the federal income tax consequences of a reverse stock split is based on current law, including the Internal Revenue Code of 1986, as amended, and is for general information only. The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder, and the discussion below may not address all the tax consequences for a particular stockholder. For example, foreign, state and local tax consequences are not discussed below. Accordingly, notwithstanding anything to the contrary, each stockholder should consult his, her or its tax advisor to determine the particular tax consequences to him, her or it of a reverse stock split, including the application and effect of federal, state, local and/or foreign income tax and other laws.

        Generally, a reverse stock split will not result in the recognition of gain or loss for federal income tax purposes. The adjusted basis of the new shares of common stock will be the same as the adjusted basis of old shares common stock exchanged for such new shares of common stock. The holding period of the new, post-split shares of common stock resulting from implementation of the reverse stock split will include the stockholder's respective holding periods for the pre-split shares of common stock exchanged for the new shares of common stock.

No Dissenters' Rights

        The holders of shares of common stock will have no dissenters' rights of appraisal under Delaware law, our Certificate of Incorporation or our Bylaws with respect to the Certificate of Amendment effectuating a reverse stock split.

        The affirmative vote of a majority of the shares of common stock of MathStar outstanding on the record date is required to approve an amendment to MathStar's Certificate of Incorporation to accomplish a reverse stock split of shares of MathStar common stock.

The board of directors recommends that the stockholders vote for the approval of an amendment to MathStar's Certificate of Incorporation accomplishing a one-for-five reverse stock split of its common stock.

PROPOSAL 4
RATIFICATION OF APPOINTMENT
OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee has appointed PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for the year ending December 31, 2008. PricewaterhouseCoopers LLP has served as our independent registered public accounting firm since March 2001. Representatives of PricewaterhouseCoopers LLP are expected to attend the Annual Meeting. These representatives will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

        The affirmative vote of a majority of the shares of common stock of MathStar represented at the Annual Meeting either in person or by proxy, assuming a quorum is present, is required to ratify the appointment by the Audit Committee of the board of directors of PricewaterhouseCoopers LLP as MathStar's independent registered public accounting firm for the year ending December 31, 2008. If the stockholders do not approve the appointment of PricewaterhouseCoopers LLP, the Audit Committee will reconsider its decision.

The board of directors recommends that the stockholders vote for the ratification of the appointment of PricewaterhouseCoopers LLP as MathStar's independent registered public accounting firm for the year ending December 31, 2008.

Audit and Other Professional Fees

        The aggregate fees billed for professional services rendered by PricewaterhouseCoopers LLP for the audit of MathStar's annual financial statements for MathStar's last two fiscal years and fees billed for other services rendered by PricewaterhouseCoopers LLP during those years are set forth in the following table:

	2006	% Pre-approved by Audit Committee	2007	% Pre-approved by Audit Committee
Audit fees	$295,497	100%	$322,705	100%
Audit-related fees	—	—	—
Tax fees	—	—	—
All other fees	1,500	100%	1,500	100%

Total	$296,997		$324,205

Pre-Approval Policies

        As provided in the Audit Committee Charter, all audit and non-audit services performed by PricewaterhouseCoopers LLP, and all audit services performed by other independent registered public accounting firms, are pre-approved by the Audit Committee. These services include, but are not limited to, the annual financial statement audit, reviews of quarterly financial statements, compliance with the Sarbanes-Oxley Act of 2002, tax compliance assistance and tax consulting and assistance.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers and persons who own more than 10% of the outstanding shares of our common stock to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of shares of our common stock and other equity securities. To the best of our knowledge, based solely on our review of the copies of such reports furnished to us or otherwise in our files and on written representations from our directors and executive officers, our executive officers and directors and persons who own more than 10% of our common stock complied with all applicable Section 16(a) filing requirements during 2007.

STOCKHOLDER PROPOSALS FOR 2009 ANNUAL MEETING OF STOCKHOLDERS

        To be included in our proxy statement for the 2009 annual meeting of stockholders, stockholder proposals must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934 and be received by our Corporate Secretary no later than December 16, 2008 (120 days before the first anniversary date of the mailing of our proxy statement for this year's Annual Meeting).

        Pursuant to Rule 14a-4 under the Securities Exchange Act of 1934, if a stockholder fails to notify MathStar of a proposal before March 1, 2009 (45 days before the first anniversary date of the mailing of our proxy statement for this year's Annual Meeting), such notice will be considered untimely, and management proxies may use their discretionary voting authority to vote on any such proposal.

AVAILABLE INFORMATION

        Any person whose proxy is solicited by this proxy statement will be provided, upon request, with an additional copy, without charge, of our 2007 Annual Report on Form 10-K. If you would like additional copies of our 2007 Annual Report on Form 10-K, please contact John M. Jennings at (503) 726-5500.

By Order of the Board of Directors:
/s/ JOHN M. JENNINGS John M. Jennings Corporate Secretary

Dated: April 21, 2008

Appendix A

CERTIFICATE OF AMENDMENT OF THE
CERTIFICATE OF INCORPORATION OF
MATHSTAR, INC.

        MathStar, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

        FIRST: The name of the corporation is MathStar, Inc.

        SECOND: At a meeting of the Board of Directors of MathStar, Inc., resolutions were duly adopted declaring the advisability of an amendment to the Certificate of Incorporation, as follows, and providing that:

        Article 4.A of the Certificate of Incorporation of MathStar, Inc. shall be hereby amended and restated to read as follows:

"ARTICLE 4.
Capital Stock

        A.    The total number of shares of stock of all classes which the Corporation shall have authority to issue is Twenty-Eight Million (28,000,000) shares, consisting of Eighteen Million (18,000,000) shares of common stock, $0.01 per share par value, and Ten Million (10,000,000) shares of preferred stock, $0.01 per share par value.

          Upon this Certificate of Amendment to the Certificate of Incorporation becoming effective pursuant to the General Corporation Law of the State of Delaware (the "Effective Date"), each share of common stock, par value $0.01 per share (the "Old Common Stock"), issued and outstanding immediately before the Effective Date, shall be, and hereby is, reclassified as and changed into one-fifth (1/5) of a share of common stock, par value $0.01 per share (the "New Common Stock"). Each outstanding stock certificate which immediately before the Effective Date represented one or more shares of Old Common Stock shall thereafter, automatically and without the necessity of surrendering the same for exchange, represent the number of whole shares of New Common Stock determined by multiplying the number of shares of Old Common Stock represented by such certificate immediately prior to the Effective Date by one-fifth (1/5) and, with respect to any fractional shares (that is, a fraction of a share less than one whole share), rounding such number up to the nearest whole integer, and shares of Old Common Stock held in uncertificated form shall be treated in the same manner."

        THIRD: That thereafter, pursuant to resolution of its Board of Directors, a meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

        FOURTH: This Certificate of Amendment of Certificate of Incorporation was duly adopted at said meeting of the stockholders in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

        IN WITNESS WHEREOF, MathStar, Inc. has caused this certificate to be signed by its Secretary as of the            day of                                    , 2008.

By	John M. Jennings Title: Secretary and Chief Accounting Officer

A-1

MATHSTAR, INC.

ANNUAL MEETING OF STOCKHOLDERS
Thursday, May 22, 2008
3:30 P.M.

19075 Tanasbourne Drive, Suite 200
Hillsboro, Oregon 97124

MathStar, Inc. 19075 Tanasbourne Drive, Suite 200 Hillsboro, Oregon 97124	proxy

PROXY SOLICITED BY BOARD OF DIRECTORS
For Annual Meeting of Stockholders to be Held on May 22, 2008

The undersigned hereby names, constitutes and appoints Douglas M. Pihl and John M. Jennings, or either of them acting alone, with full power of substitution, as my true and lawful attorneys and proxies for me and in my place and stead to attend the Annual Meeting of the Stockholders of MathStar, Inc. (the "Company") to be held at 3:30 p.m. on Thursday, May 22, 2008, and at any and all postponements or adjournments thereof, and to vote all the shares of common stock held of record in the name of the undersigned on April 4, 2008, with all the powers that the undersigned would possess if he, she or it were personally present.

In their discretion, the proxies are authorized to vote upon such matters as may properly come before the Annual Meeting.

See reverse for voting instructions.

COMPANY #

There are three ways to vote your Proxy

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE—TOLL FREE—1-800-560-1965—QUICK *** EASY *** IMMEDIATE

•
Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week until 12:00 p.m. (CT) on Wednesday, May 22, 2008.

•
Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions the Voice provides you.

VOTE BY INTERNET—http://www.eproxy.com/math/—QUICK *** EASY *** IMMEDIATE

•
Use the Internet to vote your proxy 24 hours a day, 7 days a week until 12:00 p.m. (CT) on Wednesday, May 22, 2008.

•
Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

You can view the Annual Report and Proxy Statement
on the Internet at: http://www.MathStar.com

If you vote by Phone or Internet, please do not mail your Proxy Card

Please detach here

The Board of Directors Recommends a Vote FOR Items 1 and 2.

1.	Proposal 1— Election of directors:	01 Douglas M. Pihl 02 Benno G. Sand 03 Merrill A. McPeak	04 Morris Goodwin, Jr. 05 Michael O. Maerz	☐	Vote FOR all nominees (except as marked)	☐	Vote WITHHELD from all nominees

(Instructions: To withhold authority to vote for any individual nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	Proposal 2—To consider an amendment to the MathStar, Inc. 2004 Amended and Restated Long-Term Incentive Plan.			☐ For ☐ Against ☐ Abstain
3.	Proposal 3—To consider an amendment to the Certificate of Incorporation of MathStar, Inc. to accomplish a one-for-five reverse stock split of shares of MathStar, Inc. common stock.			☐ For ☐ Against ☐ Abstain
4.	Proposal 4—Ratification of appointment of PricewaterhouseCoopers LLP as the Company's independent certified public accounting firm.			☐ For ☐ Against ☐ Abstain

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL OF THE NOMINEES NAMED IN PROPOSAL 1 ABOVE AND FOR PROPOSALS 2, 3 AND 4. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL OF THE NOMINEES NAMED IN PROPOSAL 1 AND FOR PROPOSALS 2, 3 AND 4.

Address Change? Mark Box Indicate changes below: ☐    I plan to attend the meeting. (Please check) ☐

Date	, 2008

Signature(s) in Box
Please sign as name(s) appear hereon. Joint owners should each sign. When signing as attorney, officer, executor, administrator, trustee, guardian or in some other representative capacity, please give full title as such.

QuickLinks

MathStar, Inc. 19075 N.W. Tanasbourne Drive, Suite 200 Hillsboro, Oregon 97124 (503) 726-5500
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS To Be Held On May 22, 2008
PROXY STATEMENT ANNUAL MEETING OF STOCKHOLDERS To Be Held On May 22, 2008
INFORMATION CONCERNING SOLICITATION AND VOTING OF PROXY
FINANCIAL INFORMATION
PROPOSAL NO. 1 ELECTION OF DIRECTORS
MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS
CODE OF BUSINESS CONDUCT AND ETHICS
QUALIFICATIONS OF CANDIDATES FOR ELECTION TO THE BOARD
STOCKHOLDER RECOMMENDATIONS FOR DIRECTORS
STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS
DIRECTOR COMPENSATION
DIRECTOR COMPENSATION TABLE
PROPOSAL 2 APPROVAL OF AN AMENDMENT TO MATHSTAR, INC. 2004 AMENDED AND RESTATED LONG-TERM INCENTIVE PLAN
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
Summary Compensation Table—2007 and 2006
GRANTS OF PLAN-BASED AWARDS—2007
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END—2007
COMPENSATION COMMITTEE REPORT
SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
POLICY AND PROCEDURES WITH RESPECT TO RELATED PERSON TRANSACTIONS
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS
AUDIT COMMITTEE REPORT
PROPOSAL 3 APPROVAL OF AN AMENDMENT TO CERTIFICATE OF INCORPORATION OF MATHSTAR, INC. TO EFFECT A REVERSE STOCK SPLIT
PROPOSAL 4 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
STOCKHOLDER PROPOSALS FOR 2009 ANNUAL MEETING OF STOCKHOLDERS
AVAILABLE INFORMATION
CERTIFICATE OF AMENDMENT OF THE CERTIFICATE OF INCORPORATION OF MATHSTAR, INC.
"ARTICLE 4. Capital Stock